   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1998

                                                      REGISTRATION NO. 333-51935
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                 POST-EFFECTIVE
                                AMENDMENT NO. 2
                                       ON



                                    FORM S-3



                                       TO


                                   FORM S-11
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                            PRIME GROUP REALTY TRUST

        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENT)


           MARYLAND                 36-4173047
 (State or other jurisdiction    (I.R.S. Employer
              of                  Identification
incorporation or organization)         No.)


                        77 West Wacker Drive, Suite 3900
                            Chicago, Illinois 60601
                                 (312) 917-1300
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               MICHAEL W. RESCHKE
                             CHAIRMAN OF THE BOARD
                            PRIME GROUP REALTY TRUST
                        77 WEST WACKER DRIVE, SUITE 3900
                            CHICAGO, ILLINOIS 60601
                                 (312) 917-1300
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:
                             WAYNE D. BOBERG, ESQ.
                              BRIAN T. BLACK, ESQ.
                                WINSTON & STRAWN
                              35 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60601
                                 (312) 558-5600
                             ---------------------


 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO PUBLIC:
  Any time and from time to time after the effective date of this Registration
                                   Statement.

                             ---------------------


    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

------------


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


------------


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
------------
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING SHAREHOLDERS ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION--DATED NOVEMBER 17, 1998

PROSPECTUS
--------------------------------------------------------------------------------

                                     [LOGO]
                            2,579,994 Common Shares
                            PRIME GROUP REALTY TRUST
                      Common Shares of Beneficial Interest
----------------------------------------------------------------------


We are a fully-integrated, self-administered and self-managed real estate company which owns a portfolio of office and industrial properties located primarily in the Chicago, Illinois metropolitan area.



This prospectus relates to the offer and sale from time to time by the holders listed under the "Selling Shareholders" of up to 2,579,994 of our common shares. The registration of the Selling Shareholders' common shares does not necessarily mean that any of them will sell their common shares.



The Selling Shareholders may from time to time offer and sell all or a portion of their common shares covered by this prospectus in transactions on the New York Stock Exchange, in the over-the-counter market, or on any other national securities exchange on which our common shares are listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then-current market price or at negotiated prices. See "Plan of Distribution."



We will not receive any of the proceeds from the Selling Shareholders' sale of their common shares. We are paying the costs of preparing and filing the Registration Statement that contains this prospectus.



The common shares are listed on the NYSE under the symbol "PGE." The closing sale price of the common shares as reported by the NYSE on November 13, 1998 was $13 13/16 per share.



In order to maintain our qualifications as a real estate investment trust for federal income tax purposes, ownership by any person of more than 9.9% (by number or value, whichever is more restrictive) of our outstanding shares of beneficial interest is restricted by our Declaration of Trust.



INVESTING IN THE COMMON SHARES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGES 1 TO 15.


--------------------------------------------------------------------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
     THESE SECURITIES, OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR
           COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


--------------------------------------------------------------------------------


               THE DATE OF THIS PROSPECTUS IS             , 1998.

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
The Offering....................................          1
Risk Factors....................................          1

The Company.....................................         16

Use of Proceeds.................................         17

Price Range of Common Shares and
  Distributions.................................         18

Description of Shares of Beneficial Interest....         20

Certain Provisions of Maryland Law and of The
  Company's Declaration of Trust and Bylaws.....         41

                                                    PAGE
                                                  ---------

Certain Federal Income Tax Considerations.......         44

ERISA Considerations............................         62

Selling Shareholders............................         64

Plan of Distribution............................         65

Legal Matters...................................         66

Experts.........................................         66

Additional Information..........................         67

Incorporation of Certain Documents By
  Reference.....................................         68

                                  THE OFFERING



Common Shares Offered Hereby......  2,579,994 common shares which may be offered and sold from time to time by the Selling Shareholders in
                                    transactions on the New York Stock Exchange (the
                                    "NYSE"), in the over-the- counter market, or on any
                                    other national securities exchange on which our common
                                    shares are listed or traded, in negotiated transactions
                                    or otherwise, at prevailing prices or related to the
                                    current market price or at negotiated prices.

Common Shares Outstanding.........  As of November 13, 1998, 15,122,594 common shares were outstanding (including the 2,579,994 common shares
                                    covered by this prospectus).

Use of Proceeds...................  We will not receive any proceeds from the Selling
                                    Shareholders' sale of their common shares.

NYSE Symbol.......................  PGE.


                                  RISK FACTORS


    In addition to the other information presented or incorporated by reference in this prospectus, you should carefully consider the following matters before purchasing the common shares offered hereby (the "Offered Shares").



    When used in this prospectus, the words "believe," "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, results of operations and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those described below and elsewhere in this prospectus.



    GEOGRAPHIC CONCENTRATION OF THE PROPERTIES IN THE CHICAGO METROPOLITAN AREA, NASHVILLE, KNOXVILLE, MILWAUKEE AND COLUMBUS; LOCAL ECONOMIC CONDITIONS. The Company's revenues and the values of its properties may be affected by a number of factors, including the local economic climate (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of or reduced demand for office and industrial properties). Further, 19 of the Company's office properties (which represent approximately 90.1% of the aggregate net rentable square feet of the Company's office space) and 40 of the industrial properties (which represent approximately 87.8% of the aggregate net rentable square feet of the Company's industrial space), are located in the Chicago metropolitan area. Moreover, the 77 West Wacker Drive Building, which represents 24.0% of the Annualized Net Rent of the properties, is located in the Chicago central business district. "Annualized Net Rent" means, with respect to a lease, the monthly net rent due under the lease as determined in accordance with Generally Accepted Accounting Principles, annualized for all leases in effect on June 30, 1998. A material decline in the demand and/or the ability of tenants to pay rent for office and industrial space in the Chicago metropolitan area may result in a material decline in the demand for the Company's office or industrial space and the Company's cash available for distribution. Such a decline may have a material adverse effect greater than if the Company had a more geographically diverse portfolio of properties. The local economic conditions of the Nashville, Tennessee; Knoxville, Tennessee; Milwaukee, Wisconsin; and Columbus, Ohio metropolitan areas also will affect the Company due to the location of certain of its properties in such areas.

    CONFLICTS OF INTEREST


    ABILITY OF LIMITED PARTNERS, OFFICERS AND TRUSTEES TO INFLUENCE OPERATING PARTNERSHIP. The Prime Group, Inc. ("PGI") directly owns a 0.2% interest in Prime Group Realty, L.P. (the "Operating Partnership"), and a joint venture between PGI and certain affiliates of Blackstone Real Estate Advisors, L.P., BRE/ Primestone Investment L.L.C. and BRE/Primestone Management Investors L.L.C. (the "Primestone Joint Venture") (in which PGI owns a 60.0% interest) owns a 30.7% interest in the Operating Partnership. PGI may be in a position to exercise significant influence over the affairs of the Company because:



    - of PGI's ownership interest in the Operating Partnership;



    - Mr. Michael W. Reschke is the Chairman of the Board of the Company and also an owner of PGI; and



    - Mr. Richard S. Curto, President and Chief Executive Officer of the Company, has the right to receive a substantial, but not controlling, interest in PGI.



In addition, Mr. Jeffrey A. Patterson, an executive officer of the Company, owns a 0.4% interest in the Operating Partnership. Certain conflicts exist between the obligations of Mr. Reschke as a trustee of the Company and his interest as a limited partner of the Operating Partnership through his ownership of PGI. Blackstone Real Estate Advisors, L.P. ("Blackstone"), as the 40.0% owner of the Primestone Joint Venture, designated Mr. Thomas J. Saylak to be elected a trustee of the Company. In addition, certain entities and persons (all of which are controlled by or affiliated with Mr. Edward S. Hadesman or Stephen J. Nardi) which contributed certain properties to the Company in connection with the Company's formation, own, in the aggregate, a 7.1% interest in the Operating Partnership. Edward S. Hadesman is an officer of the Company and Stephen J. Nardi is a trustee and a consultant of the Company. As limited partners, PGI, the Primestone Joint Venture, the contributors referred to above that are affiliated with or controlled by Mr. Hadesman, and Mr. Patterson and, as a general partner, one of the entities referred to above that is controlled by Mr. Nardi, may suffer different and more adverse tax consequences than the Company upon the sale or refinancing of certain of the Company's properties. In addition, PGI has agreed to indemnify the Company for certain amounts the Company may be required to pay for tax liabilities incurred by certain of the contributors referred to above upon the sale of properties they contributed to the Company in connection with the formation, organization and initial public offering of the Company. Therefore, the limited partners and the general partner controlled by Mr. Nardi may have different objectives than the Company regarding the appropriate pricing and timing of any sale or refinancing of such properties. While the Company, as the managing general partner of the Operating Partnership, has the ability to determine whether and on what terms to sell or refinance an individual property, those members of the Company's management and its board of trustees (the "Board of Trustees") who directly or indirectly hold partnership interests in the common equity of the Operating Partnership (the "Common Units"), including Messrs. Reschke, Curto, Patterson, Hadesman and Nardi, could have an ability to influence the Company not to sell or refinance certain properties, even though such sale might otherwise be financially advantageous to the Company, or may influence the Company to refinance a property with a high level of debt.



    MR. RESCHKE CONTINUES TO ENGAGE IN ACTIVITIES OUTSIDE OF THE COMPANY, INCLUDING REAL ESTATE ACTIVITIES. Under the terms of his employment agreement as Chairman of the Board of the Company, Mr. Reschke is permitted to devote a considerable portion of his time to the management of interests outside of the Company. In addition to serving as Chairman of the Board of the Company, Mr. Reschke continues to serve as Chairman of the Board of Prime Retail, Inc. (NYSE:
PRT), Chairman of the Board of Brookdale Living Communities, Inc. (Nasdaq:
BLCI), Chairman of the Board and CEO of The Prime Group, Inc., and a director of Horizon Group Properties, Inc. (Nasdaq: HGPI). As a result of these interests and the business time he devotes to activities related to them, certain conflicts of interest may arise between Mr. Reschke's duties and responsibilities to the Company and his other interests. The Company could be adversely affected if these conflicts of interest adversely affect his performance of managerial duties and responsibilities to the Company. PGI and Mr. Reschke have entered a Non-Compete Agreement with the

Company (the "Non-Compete Agreement") that contains restrictions on their ability to compete with the Company. However, there can be no assurance that these contracts or the Company's policies with respect to conflicts of interest always will be successful in eliminating the influence of such conflicts and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.



    CERTAIN PARTNER APPROVAL RIGHTS LIMIT THE COMPANY'S ABILITY TO TAKE CERTAIN ACTIONS WITH RESPECT TO THE OPERATING PARTNERSHIP. While the Company is the managing general partner of the Operating Partnership, and generally has the ability to exercise full and exclusive responsibility and discretion in the management and control of the Operating Partnership, certain provisions of the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P., (as amended, the "Partnership Agreement") place limitations on the Company's ability to act with respect to the Operating Partnership. For example:



    - the Company cannot withdraw as a general partner of the Operating Partnership or admit another general partner to the Operating Partnership without the consent of the Operating Partnership's other general partner which Mr. Nardi controls;



    - the Company cannot, on behalf of the Operating Partnership, take any action without the prior consent of the holders of more than 50.0% of the common units representing limited partnership interests in the common equity of the Operating Partnership (the "LP Common Units") to dissolve the Operating Partnership;



    - except in connection with certain transactions, and in addition to the required consent of the Operating Partnership's general partner which Mr. Nardi controls, the Company may not voluntarily withdraw from the Operating Partnership, or transfer or assign its interest in the Operating Partnership, unless it obtains the consent of the holders of at least 50.0% of the Common Units (including Common Units held by the Company) and meets certain other criteria with respect to the consideration to be received by the limited partners in the Operating Partnership; and



    - in connection with certain extraordinary transactions where the limited partners in the Operating Partnership are treated differently than the holders of common shares, the consent of those limited partners in the Operating Partnership holding more than 50.0% of the LP Common Units will be required.



    REAL ESTATE FINANCING RISKS



    REQUIRED REPAYMENT OF DEBT OR OF RELATED INTEREST COULD ADVERSELY AFFECT THE COMPANY. The Company is generally subject to the risks associated with debt financing. These risks include:



    - the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest;



    - the risk that the Company will not be able to refinance existing indebtedness on its properties or that the terms of the refinancing will not be as favorable to the Company as the terms of existing indebtedness; and


    - the risk that necessary capital expenditures for purposes such as reletting space will not be able to be financed on favorable terms.

If a property is mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the property could be transferred (by foreclosure or otherwise) to the mortgagee with a consequent loss of any prospective income and equity value from such property to the Company.


    COMPANY'S ABILITY TO INCREASE ITS DEBT COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW. Subject to certain limitations in the Company's Declaration of Trust, as amended by Articles of Amendment and Restatement and Articles Supplementary (the "Declaration of Trust") with regard to its 7% Series A Cumulative Convertible Preferred Shares of Beneficial Interest (the "Convertible Preferred Shares"), the Company's organizational documents do not limit the level or amount of debt that it may incur and may be altered without the consent of the Company's shareholders. The Company's policy has been to operate with a ratio of debt to total market capitalization at a level below 50.0%. At September 30, 1998, the Company had outstanding debt of approximately $510.1 million, which is equal to approximately 47.7% of the total market capitalization of the Company. If the Company were to incur additional indebtedness and operate at a higher degree of leverage, debt service requirements would increase accordingly. Such an increase could adversely affect the Company's financial condition and results of operations. In addition, increased leverage could increase the risk of default by the Company on its debt obligations, with the potential for loss of cash available for distribution, and asset values, of the Company.



    COMPANY'S ABILITY TO OBTAIN PERMANENT FINANCING CANNOT BE ASSURED. The Company has financed certain acquisitions and will finance certain development activities in part with proceeds from the credit facility entered into by the Company with Bank-Boston, N.A. and Prudential Securities Credit Corporation on November 17, 1997 (as amended, the "Credit Facility"). Certain of such acquisition and development financing have been, and are expected to continue to be, replaced by permanent financing. There can be no assurance that the Company will be able to obtain such permanent financing on acceptable terms. Further, if market interest rates were to increase at a time when amounts are outstanding under the Credit Facility or under the Company's floating rate tax-exempt bond debt, or if other variable rate debt amounts were outstanding, the Company's debt service obligations likewise would increase, causing potentially adverse effects on the Company's financial condition and results of operations.


    CERTAIN ANTI-TAKEOVER PROVISIONS MAY INHIBIT A CHANGE IN CONTROL OF THE
     COMPANY


    GENERAL. Certain provisions contained in the Declaration of Trust, as amended and restated, and Bylaws, as amended and restated, the Maryland General Corporation Law (the "MGCL"), as applicable to Maryland REITs, and certain provisions of the Partnership Agreement may have the effect of discouraging offers to acquire the Company and may thereby delay, deter or prevent a change in control of the Company or the removal of existing management even if a change of control or the removal of existing management was in the shareholders' interest. See "Description of Shares of Beneficial Interest-- Restrictions on Ownership and Transfer" and "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws."



    In order to, among other things, protect the Company against the risk of losing REIT status for federal income tax purposes due to a concentration of ownership among its shareholders, the Declaration of Trust sets forth an ownership limit. We refer to this as the "Ownership Limit". Such Ownership Limit provides that, subject to certain specified exceptions, no person or entity (which does not include certain pension plans and mutual funds) may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), more than 9.9% (by number or value, whichever is more restrictive) of the outstanding Equity Shares. Equity Shares means the Company's outstanding Convertible Preferred Shares and Redeemable Preferred Shares (as defined below). The Board of Trustees may, but is not required to, waive the Ownership Limit or any other limit described in the Declaration of Trust, with respect to a particular shareholder if the Board of Trustees determines that such ownership will not jeopardize the Company's status as a REIT and the Board of Trustees otherwise decides such action would be in the best interest of the Company. As a condition of such waiver, the Board of Trustees may require a ruling from the IRS or an opinion of counsel satisfactory to it with respect to preserving the REIT status of the Company. The foregoing ownership limitations may have the effect of precluding acquisition of control of the Company without the consent of the Board of Trustees. Consequently, shareholders may be unable to realize a premium for their shares over the then-prevailing market price (a premium is customarily associated with such acquisitions).



    POTENTIAL EFFECTS OF THE ISSUANCE OF ADDITIONAL PREFERRED SHARES. The Declaration of Trust permits the Board of Trustees to cause the Company to issue up to 30.0 million preferred shares of beneficial interest, and to establish the preferences and rights (including the right to vote, participate in earnings, and to convert into common shares) of any such preferred shares issued. Of such
30.0 million preferred shares, 2.0 million have been designated and issued as Convertible Preferred Shares and 4.0 million have been designated and issued as 9% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Redeemable Preferred Shares"). Thus, the Board of Trustees could authorize the issuance of preferred shares with terms and conditions which could discourage a takeover or other transaction in which holders of some or a majority of the common shares might receive a premium for their common shares over the then-prevailing market price of such common shares. See "Description of Shares of Beneficial Interest-- Preferred Shares."



    POTENTIAL EFFECTS OF A STAGGERED BOARD. The Board of Trustees has three classes of trustees. Trustees for each class will be chosen for a three-year term upon the expiration of the current class term. The term of the first class expired May 22, 1998. The two trustees comprising such class were each re-elected to a new three-year term on May 22, 1998 at the Company's initial annual shareholders' meeting. The terms of the second and third classes will expire in 1999 and 2000, respectively. Subject to the rights of the holders of the Convertible Preferred Shares, the Redeemable Preferred Shares and holders of any future series of preferred shares to elect and/or remove trustees in certain circumstances, a trustee may be removed only for cause and upon the affirmative vote of two-thirds of the outstanding common shares. The staggered terms of trustees may reduce the possibility of a tender offer or an attempt to change control of the Company, even though a tender offer or a change in control might be in the best interest of shareholders. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws-- Classification of the Board of Trustees."



    CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT COULD INHIBIT ACQUISITIONS AND CHANGES IN CONTROL. The Partnership Agreement provides that the Company may not generally engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding common shares (a "Business Combination"), unless certain conditions are met. In particular, the holders of LP Common Units must receive, or have the opportunity to receive, the same consideration per Common Unit as holders of common shares receive per common share in the transaction. If holders of LP Common Units will not be treated in such manner, then the Company may not engage in such transaction unless Limited Partners holding more than 50.0% of the LP Common Units vote to approve the Business Combination. In addition, if the Company conducted a vote of its shareholders regarding a Business Combination, the Company will not consummate it unless the matter would have been approved had holders of LP Common Units been able to vote together with the shareholders on the transaction. In other words, if the Company's shareholders did approve a Business Combination, the Company cannot consummate it unless all three of the following conditions are met:



    - the Company, as managing general partner of the Operating Partnership, conducts a vote of all holders of Common Units (both limited partner and general partner Common Units);



    - the Company votes its Common Units in the same proportion as the Company's shareholders voted their shares at the shareholder meeting; and



    - the result of the Common Unit vote is the same as the vote of shareholders.



These provisions of the Partnership Agreement may inhibit a third party from making an acquisition proposal that it may otherwise make. The provisions may also prevent the Company from entering into the Business Combination even though it had the requisite authority to do so under its Declaration of Trust.



    POSSIBLE LIMITATIONS ON CHANGE OF CONTROL PURSUANT TO MARYLAND BUSINESS COMBINATION STATUTE. Certain provisions of Maryland law prohibit "business combinations" (including certain issuances of equity securities):



    - with any person who beneficially owns ten percent or more of the voting power of outstanding shares of the trust;

    - with an affiliate or associate of the trust, who, at any time within the two-year period prior to the date in question, was the owner of ten percent or more of the voting power of the Company (an "Interested Shareholder"); or



    - with an affiliate of the Interested Shareholder.



These prohibitions last for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. After the five-year period, a business combination with the Interested Shareholder must be approved by the Board of Trustees and a super-majority shareholder vote unless, among other things, the holders of shares of beneficial interest receive a minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. The Board of Trustees of the Company has opted out of the business combinations provisions with respect to any business combination involving PGI, the Primestone Joint Venture or any of the Contributors or any of their affiliates (including Mr. Reschke). Accordingly, the five-year prohibition and the super-majority shareholder vote requirement will not apply to any business combinations between PGI, the Primestone Joint Venture or any of the Contributors or their respective affiliates and the Company. As a result, PGI, the Primestone Joint Venture or any of the Contributors and their affiliates may be able to enter into business combinations with the Company, which may or may not be in the best interests of the shareholders, without the super-majority shareholder approval. Further, the business combinations statute could discourage offers from third parties to acquire the Company and increase the difficulty of consummating any such offer. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Business Combinations."



    POSSIBLE LIMITATIONS ON CHANGE OF CONTROL PURSUANT TO MARYLAND CONTROL SHARE ACQUISITION STATUTE. Maryland law provides that, subject to certain exceptions, "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible under the statute to be cast on the matter. "Control shares" are voting shares of stock or beneficial interest which, if aggregated with all other such shares of stock or beneficial interest previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or
(iii) a majority of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval.


    If voting rights are not approved at a meeting of shareholders then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. If voting rights for control shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other shareholders may exercise appraisal rights.


    The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of beneficial interest. There can be no assurance that such provision will not be amended or eliminated at any point in the future. If the foregoing exemption in the Bylaws is rescinded, the control share acquisition statute could discourage offers to acquire the Company and increase the difficulty of consummating any such offer. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Control Share Acquisitions."


    ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT; OTHER TAX LIABILITIES


    TAX LIABILITIES AS A CONSEQUENCE OF FAILURE TO QUALIFY AS A REIT. The Company operates and intends to continue to operate its business so as to qualify as a real estate investment trust (a "REIT") under the Code. Although management believes that the Company is organized and operates in such a manner, no assurance can be given that the Company will continue to be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations and involves the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95.0% of the Company's gross income in any year must be derived from qualifying sources. Also, the Company must pay distributions to shareholders aggregating annually at least 95.0% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). The fact that the Company holds its assets through the Operating Partnership and its subsidiaries further complicates the application of the REIT requirements. In addition, no assurance can be given that new legislation, regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any pending tax legislation that would adversely affect the Company's ability to operate as a REIT. The Company has received the opinion of Winston & Strawn, counsel to the Company, regarding the Company's ability to qualify as a REIT. See "Certain Federal Income Tax Considerations--Taxation of the Company" and "Legal Matters." Such legal opinion is based on various assumptions and factual representations by the Company regarding the Company's ability to meet the various requirements for qualification as a REIT. No assurance can be given that actual operating results will meet these requirements. You should be aware that such legal opinion is not binding on the IRS or any court.



    Among the REIT qualification requirements is that the value of any one issuer's securities held by a REIT may not exceed 5.0% of the value of the REIT's total assets on certain testing dates. See "Certain Federal Income Tax Considerations--Requirements for Qualification." The Company believes that its allocable share of the aggregate value of the securities of Prime Group Realty Services, Inc. (the "Services Company") held by the Operating Partnership (i.e., the note issued by the Services Company and the preferred stock issued by the Services Company) will be less than 5.0% of the value of the Company's total assets. In rendering its opinion as to the qualifications of the Company as a REIT, Winston & Strawn relied on the conclusion of the Company regarding the value of the Services Company. In addition to the 5.0% limitation, a REIT is not permitted to own more than 10.0% of the voting securities of any particular issuer. The preferred stock and note of the Services Company held by the Operating Partnership should not be treated as voting securities. However, the IRS could challenge this conclusion if it determines that the Operating Partnership does in fact exercise control over and management of the Services Company.



    If the Company fails to satisfy the 5.0% or 10.0% limitations or otherwise fails to qualify as a REIT in any taxable year, except as to certain failures for which there may be statutory relief or imposition of intermediate sanctions in the form of monetary penalties, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Also, it would not be allowed a deduction in computing its taxable income for amounts distributed to its shareholders. This treatment would reduce the net earnings of the Company available for investment or distribution to shareholders because of the additional tax liability to the Company for the years involved. In addition, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. See "Certain Federal Income Tax Considerations--Failure to Qualify."


    OTHER TAX LIABILITIES. Even if the Company qualifies as and maintains its status as a REIT, it will be subject to certain federal, state and local taxes on its income and property. For example, if the Company has net income from a "prohibited transaction," such income will be subject to a 100.0% tax. See "Certain Federal Income Tax Considerations--Requirements for Qualification--Penalty Tax on Prohibited Transactions."


    DISTRIBUTIONS TO SHAREHOLDERS AFFECTED BY MANY FACTORS. Distributions by the Company to its shareholders are based principally on cash available for distribution from the Company's properties. Contractual increases in rent under the leases of the properties or the receipt of rental revenue in connection with future acquisitions will increase the Company's cash available for distribution to shareholders. However, if a lessee defaults under or terminates a lease, there could be a decrease or cessation of rental payments.

Such a decrease could in turn decrease cash available for distribution. In addition, the amount available to make distributions may decrease if properties acquired in the future yield lower than expected returns.



    The distribution requirements for REITs under federal income tax laws may limit the Company's ability to finance future developments, acquisitions and/or expansions without additional debt or equity financing. If the Company incurs additional indebtedness in the future, it will require additional funds to service such indebtedness. As a result, amounts available to make distributions may decrease. Distributions by the Company are also dependent on a number of other factors, including the Company's financial condition, any decision to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Company deems relevant.



    To obtain the favorable tax treatment associated with REITs, the Company generally is required to distribute to its shareholders at least 95.0% of its REIT taxable income each year. See "Certain Federal Income Tax Considerations--Requirements for Qualification--Annual Distribution Requirements." In addition, the Company is subject to tax at regular corporate rates to the extent that it does not distribute all of its net capital gain or distributes more than 95.0% but less than 100.0% of its REIT taxable income each year. The Company is also subject to a 4.0% nondeductible excise tax on the amount, if any, by which certain distributions paid by it for any calendar year are less than the sum of 85.0% of its REIT ordinary income, 95.0% of its REIT capital gain net income and 100.0% of its undistributed income from prior years.


    The Company intends to continue to make distributions to its shareholders to comply with the distribution requirements of the Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible excise tax. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments could require the Company to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.


    HISTORICAL LOSSES; POSSIBILITY OF FUTURE LOSSES. The Company, through the properties which PGI contributed to it at the Company's formation, has had historical accounting losses for certain fiscal years, and there can be no assurance that the Company will not have similar losses in the future.


    ACQUISITION AND DEVELOPMENT RISKS


    GENERAL. The Company intends to continue to acquire additional office and industrial properties. The Company anticipates that future acquisitions will be financed, in part, through a combination of secured or unsecured financing. If new developments are financed through construction loans, there is a risk that, upon completion of construction, permanent financing for newly-developed properties may not be available or may be available only on disadvantageous terms. In addition, there is a risk that an acquisition of an office or industrial property will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may also prove inaccurate. Further, there are general investment risks associated with any real estate investment. See "--General Real Estate Investment Risks."



    While the Company expects to continue to limit its business primarily to the Chicago metropolitan area, and to a lesser extent the rest of the midwestern United States, it is possible that the Company will in the future expand its business to new geographic markets. The Company will not initially possess the same level of familiarity with new markets that it has with respect to the markets in which it currently operates. Such lack of familiarity could adversely affect its ability to develop, acquire, manage or lease properties in such markets.



    CASH FLOWS ARE UNCERTAIN. A portion of the Company's anticipated cash available for distribution may be generated from development activities. These activities are partially dependent on the availability of development opportunities and are subject to the risks inherent in development and general economic conditions. There can be no assurance that the Company will realize such anticipated cash flows from future development projects.

    COMPANY'S PERFORMANCE AND VALUE ARE SUBJECT TO REAL ESTATE INVESTMENT RISKS


    GENERAL. Real property investments are subject to varying degrees of risk. If the Company's properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, the ability to make distributions to the Company's shareholders could be adversely affected. Income from, and the value of, the Company's properties may be adversely affected by:



    - the general economic climate;



    - local conditions such as oversupply of office or industrial space or a reduction in demand for office or industrial space in the area;



    - the attractiveness of the Company's properties to potential tenants;



    - competition from other office or industrial buildings; and



    - the ability of the Company to provide adequate maintenance and insurance and increased operating costs (including insurance premiums, utilities and real estate taxes).



In addition, revenues from properties and real estate values are affected by such factors as interest rate levels, the availability of financing, the cost of compliance with regulations and the potential for liability under applicable laws, including changes in tax laws.


    The Company's income would be adversely affected if a significant number of tenants were unable to pay rent or if office or industrial space could not be rented on favorable terms. Certain significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in rental income from tenants. It would be very difficult for the Company to convert a project to an attractive alternative use or to sell a project to recoup the Company's investment if a project were not successful. Should such an event occur, the Company's income and funds available for distribution would be adversely affected.


    BECAUSE REAL ESTATE INVESTMENTS ARE ILLIQUID, THE COMPANY MAY NOT BE ABLE TO SELL PROPERTIES WHEN APPROPRIATE. Real estate investments generally can not be sold quickly. Therefore, the Company has a limited ability to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Code and related regulations prohibit a REIT from holding property for sale, which may affect the Company's ability to sell properties without adversely affecting distributions to the Company's shareholders.



    COMPETITION COULD ADVERSELY AFFECT THE COMPANY. The Company plans to continue to expand, primarily through the acquisition and development of additional office and industrial buildings, in the Chicago metropolitan area and other midwestern markets where the acquisition and/or development of property would, in the opinion of management, result in a favorable risk-adjusted return on investment. There are a number of office and industrial building developers and real estate companies that compete with the Company in seeking properties for acquisition, prospective tenants and land for development. All of the Company's properties are in developed areas where there are generally other properties of the same type and quality. Competition from other office and industrial properties may affect the Company's ability to attract and retain tenants, rental rate and expenses of operation (particularly in light of the higher vacancy rates of many competing properties which may result in lower-priced space being available in such properties). The Company also may be competing with other entities that have greater financial and other resources than the Company.



    LEASE EXPIRATIONS AND RELETTING EXPENSES COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW. Certain leases which will expire during the first several years after the offering of the common shares described in this prospectus are at rental rates higher than recently negotiated leases. Such leases, or other leases of the

Company, may not be renewed or, if renewed, may be renewed at rental rates lower than rental rates in effect immediately prior to expiration. Decreases in the rental rates for the Company's properties, the failure of tenants to renew any such leases or the failure of the Company to relet any of the Company's space could materially adversely affect the Company and its ability to make distributions. If the Company is unable to promptly relet or renew the leases for all or a substantial portion of certain space currently leased or if the rental rates upon such renewal or reletting is significantly lower than expected rates, then the Company's cash flow and ability to make expected distributions to shareholders would be adversely affected.



    CAPITAL IMPROVEMENT REQUIREMENTS COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW. The Company's properties vary in age and require regular capital improvements. If the cost of improvements, whether required to attract and retain tenants or to comply with governmental requirements, substantially exceeds management's expectations, cash available for distribution may be reduced.



    UNINSURED LOSSES COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW. Management believes that the Company's properties are covered by adequate comprehensive liability, fire, flood, extended coverage, rental loss and all-risk insurance provided by reputable companies and with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to floods, riots or acts of war, or may be insured subject to certain limitations, such as large deductibles or copayments. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its investment in and the cash flow from a property and may be obligated on any mortgage indebtedness or other obligations related to such property. Any such loss could adversely affect the Company and its ability to make distributions.



    BANKRUPTCY AND FINANCIAL CONDITION OF TENANTS COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW. At any time, a tenant of the Company's properties may seek the protection of the bankruptcy laws, which could result in the rejection and termination of such tenant's lease and thereby cause a reduction in the cash available for distribution by the Company. No assurance can be given that certain tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental payments when due, which may adversely affect the Company's cash flow and its ability to make expected distributions to shareholders.


    RISKS OF INVESTMENTS IN SECURITIES RELATED TO REAL ESTATE. The Company may pursue its investment objectives through the ownership of securities of entities engaged in the ownership of real estate. Ownership of such securities may not entitle the Company to control the ownership, operation and management of the underlying real estate. In addition, the Company may have no ability to control the distributions with respect to such securities, which may adversely affect the Company's ability to make required distributions to shareholders. Furthermore, if the Company desires to control an issuer of securities, it may be prevented from doing so by the limitations on the asset and gross income tests which must be satisfied by the Company in order for the Company to qualify as a REIT for federal income tax purposes. See "Certain Federal Income Tax Considerations--Taxation of the Company" and "--Requirements for Qualification." The Company operates its business in a manner that does not require the Company to register under the Investment Company Act of 1940, as amended, and shareholders will therefore not have the protection of such act.


    The Company also may invest in mortgages or other debt instruments secured by real estate, either solely as an investment or as a strategy to ultimately acquire the underlying real estate. In general, investments in mortgages include
(i) the risk that borrowers may be unable to make debt service payments or pay principal when due, (ii) the risk that the value of the mortgaged property may be less than the principal amount of the mortgage note securing such property and (iii) the risk that interest rates payable on the mortgages may be lower than the Company's cost of funds to acquire these mortgages. In any of these events, "Funds from Operations" and the Company's ability to make required distributions to shareholders could be adversely affected. "Funds from Operations" means funds from operations computed in accordance with the resolution adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") in its March 1995 White Paper (with the exception that the Company reports base rents on a cash basis (i.e., based on contractual lease terms), rather than a straight-line GAAP basis, which the Company believes will result in a more accurate presentation of its actual operating activities), as follows:



    - net income (loss) (computed in accordance with GAAP with the exception that base rents are reported on a cash basis as described above), excluding gains (or losses) from debt restructuring and sales of real property,



    - plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures.



    CHANGES IN LAWS AND PROPERTY TAX RATES COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION. Costs resulting from changes in real estate laws and property taxes generally may be passed through to tenants of the Company's properties and should not adversely affect the Company. Increases in taxes on income, services or transfers, however, generally are not passed through to tenants and may adversely affect the Company's results of operations and ability to make distributions to its shareholders. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions, may result in significant unanticipated expenditures, which could adversely affect the Company's ability to make distributions to shareholders.



    CONSEQUENCES OF FAILURE TO QUALIFY AS PARTNERSHIPS. The Company expects that the Operating Partnership and each of its property-owning subsidiaries (the "Property Partnerships") will be organized as partnerships or limited liability companies and will be treated as partnerships for federal income tax purposes. If the Operating Partnership or any of the Property Partnerships fails to qualify as a partnership for federal income tax purposes and instead is taxable as a corporation, the Company could cease to qualify as a REIT and such partnership would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. See "Certain Federal Income Tax Considerations--Failure to Qualify" and "--Tax Aspects of the Company's Investment in Partnerships--Partnership Classification." The imposition of a corporate level tax on the Operating Partnership would reduce the amount of cash available for distribution to the Company and its shareholders.


    CHANGES IN POLICY AND INVESTMENT ACTIVITY WITHOUT SHAREHOLDER APPROVAL


    ABILITY TO CHANGE CERTAIN POLICIES WITHOUT SHAREHOLDER APPROVAL. The Board of Trustees determines the Company's policies relating to the following matters:



-          investing and financing;

-          acquisitions;

-          developments;

-          expansions;

-          capitalization;

-          distributions; and

-          operations.



Although the Board of Trustees has no present intention to do so, the Board of Trustees may amend or revise these and other policies without a vote of the shareholders of the Company. Change in these policies could adversely affect the Company's financial condition or results of operations. The Company cannot, however, change its policy of seeking to maintain its qualification as a REIT for federal income tax purposes without the approval of the holders of at least a majority of the outstanding common shares.

    ABILITY TO ENGAGE IN INVESTMENT ACTIVITY WITHOUT SHAREHOLDER APPROVAL. In the future, the Company expects to acquire and develop additional real estate assets pursuant to its investment strategies and consistent with its investment policies. The shareholders of the Company are not entitled to receive historical financial statements regarding, or to vote on, any such activities. Instead, they will be required to rely entirely on the decisions of management.



    DEPENDENCE ON KEY PERSONNEL. The Company depends on the efforts of certain of its executive officers and trustees, particularly Mr. Reschke, Chairman of the Board, and Mr. Curto, President and Chief Executive Officer, for strategic business direction and experience in the Chicago metropolitan area and other real estate markets. While the Company believes that it could find replacements for these key personnel, the loss of their services could have an adverse effect on the operations of the Company. The Company has entered employment agreements with Mr. Reschke and Mr. Curto.



    DEPENDENCE ON SIGNIFICANT TENANTS. Any of the following events with regard to a significant tenant of the Company would disproportionately and materially adversely affect the Company's revenues and cash available for distribution to shareholders:



    - the bankruptcy or insolvency of such tenant;



    - a downturn in the business of such tenant;



    - the nonrenewal of a lease by such tenant; or



    - the renewal of a lease by such tenant on terms less favorable to the Company than the current terms.


    MANAGED PROPERTY BUSINESS AND NON-REIT SERVICES


    LACK OF CONTROL OVER THE SERVICES COMPANY. To comply with the REIT asset tests that restrict ownership of shares of other corporations, the Operating Partnership owns 100.0% of the preferred stock of the Services Company and Messrs. Reschke and Curto of the Company hold 100.0% of the voting stock of the Services Company. This ownership structure is necessary to permit the Company to share in the income of the Services Company while also maintaining its status as a REIT. Moreover, Messrs. Reschke and Curto, as the holders of 100.0% of the voting stock, retain the ability to elect the board of directors of the Services Company after the terms of the initial directors expire. Although the Company receives substantially all of the economic benefit of the business carried on by the Services Company due to (i) the Company's right to receive interest on the Services Company's note and (ii) dividends on the Services Company's preferred stock through the Operating Partnership, the Company is not able to elect directors or officers of the Services Company. Therefore, the Company cannot directly influence the operations of the Services Company or require that the Services Company's board of directors declare and pay a cash dividend on the preferred stock held by the Operating Partnership. As a result, the board of directors and management of the Services Company may implement business policies or decisions that would not have been implemented by entities controlled by the Company. These policies or decisions could be adverse to the interests of the Company or lead to adverse financial results, which could adversely impact the Company's net operating income and cash flow.


    TAX LIABILITIES AND ADVERSE CONSEQUENCES OF REIT STATUS ON THE BUSINESS OF THE SERVICES COMPANY. The Services Company is subject to federal and state income tax on its taxable income at regular corporate rates. Certain requirements for REIT qualification may in the future limit the Company's ability to receive increased distributions from the Services Company without jeopardizing the Company's qualifications as a REIT. See "--Adverse Consequences of Failure to Qualify as a REIT; Other Tax Liabilities."


    LIABILITIES FOR ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances at such property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. These laws often impose liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of such hazardous or toxic substances. The costs of investigation, removal or remediation of such substances may be substantial. The presence of such substances may adversely affect the owner's or operator's ability to rent or sell such property or to borrow using such property as collateral and may expose such owner or operator to liability resulting from any release of or exposure to such substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances at another location also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person.



    Certain environmental laws also impose liability for release of asbestos-containing materials into the air. Third parties may also seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. Because of the Company's ownership (direct or indirect), operation, management and development of real properties, the Company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances. As a result, the Company may be potentially liable for removal or remediation costs, as well as certain other related costs, including governmental penalties and injuries to persons and property.



    All of the Company's properties were subject to Phase I or similar environmental assessments within approximately the last three years. Phase I assessments are intended to discover information regarding, and to evaluate the environmental condition of, the surveyed property and surrounding properties.



    The Company is aware of contamination at certain of its older industrial properties, which are already in remediation programs sponsored by the appropriate state environmental agencies. PGI has sued a former environmental consultant and a former tenant of one of these properties for damages. PGI has contractually agreed to retain liability, and indemnify the Company, for environmental remediation with regard to these industrial properties, which environmental consultants have estimated will cost, in the aggregate, approximately $3.2 million. Based on such estimates, the Company recorded a provision for environmental remediation costs of $3.2 million. Investigation of the Chicago Enterprise Center, one of the Company's industrial properties (the "CEC") by PGI revealed contamination from petroleum underground storage tanks located on the property. In August 1996, PGI submitted the CEC into the Illinois Site Remediation Program of the Illinois Environmental Protection Agency (the "IEPA"). Environmental consultants prepared a site assessment and submitted it to the IEPA as the basis for a remedial action plan. They estimate the remedial action will cost approximately $2.5 million. In August 1996, the Company filed suit against a former tenant, seeking past and future costs of remediation, which suit was later expanded to also include a current tenant at the CEC. The suit has since been settled with the former tenant but remains pending with respect to the current tenant. In June 1997, PGI filed suit against one of its former environmental consultants for negligence in failing to disclose the presence of the petroleum underground storage tanks at the CEC. The defendant filed a motion for summary judgment, which was denied.



    Investigation of the East Chicago Enterprise Center (the "ECEC"), an industrial property, by PGI revealed contamination. In March 1997, PGI submitted the ECEC into the Indiana Department of Environmental Management ("IDEM") Voluntary Remediation Program. Upon completion of any necessary remediation, the Company will receive a covenant not to sue from the Governor of Indiana. Environmental consultants estimate remedial action will cost approximately $371,000. The Company is pursuing a prior owner for some or all of these costs, but the Company cannot predict the outcome of such efforts.



    Further, IDEM has requested that the owner of the ECEC participate, along with other property owners, in the development of a National Resources Damage Assessment (the "Assessment") for the Grand Calumet River and Indiana Harbor Canal System in northwest Indiana. The likelihood of liability cannot be determined because (i) no lawsuit has been filed or threatened and (ii) the quantity of environmental damage, if any, and the responsible parties will remain unknown until the Assessment is completed in approximately twelve months.



    Further, contamination has been revealed at the Hammond Enterprise Center, an industrial property (the "HEC"). In March 1997, PGI submitted the HCH unit the IDEM Voluntary Remediation Program. The program has since accepted it. As with the ECEC, once any necessary remediation is completed and approved by IDEM, the Company will receive a covenant not to sue from the Governor of Indiana. Remedial action is expected to cost approximately $295,000. The Company is pursuing a prior owner for some or all of these remediation costs.



    The Company is also aware of contamination at 455 Academy Drive. This property has been submitted to the Illinois Environmental Protection Agency voluntary remediation program. The current tenant has agreed to indemnify the Company for all costs of remediation on this property caused by it either knowingly or unknowingly. Clean-up on the property has begun, but is not yet completed.



    Finally, the Company is aware of contamination at 1301 East Tower Road in Schaumburg, Illinois. This property has been submitted to a remediation program sponsored by the Illinois Environmental Protection Agency. The Company's consultants are currently quantifying the remediation costs. On or about July 17, 1998, 1301 E. Tower Road, L.L.C., an affiliate of the Company and the owner of the property, joined existing litigation as a plaintiff along with LaSalle National Trust, N.A. Land Trust 11655, the prior owner of the property, and Tower Road Associates, the owner of the beneficial interest in the Land Trust, against defendants ECM Motor Co., Environmental Risk Consultants, Inc., Braun Intertec Environmental, Inc. and Hygienetics, Inc. seeking to recover the costs of the clean-up of the contamination at the property and damages.



    The Company believes that its other properties are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances. The Company has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance liability or claim relating to hazardous or toxic substances in connection with any of its other properties. There can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the properties will not be affected by tenants, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks) or by third parties unrelated to the Company. The Company's ability to make expected distributions to shareholders could be adversely affected if compliance with the various laws and regulations, present and future, exceeds the Company's budgets for such items.



    OTHER REGULATIONS COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL
CONDITION. The Company's properties also are subject to various federal, state and local regulatory requirements, such as state and local fire and safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that its properties are currently in material compliance with all such regulatory requirements. There can be no assurance, however, that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Company's Funds from Operations and expected distributions.



    POSSIBLE ADVERSE EFFECTS ON SHARE PRICE ARISING FROM SHARES ELIGIBLE FOR FUTURE SALE. No prediction can be made as to the effect, if any, of future sales of common shares, or the availability of shares for future sales, on the market price of the common shares. Sales of substantial amounts of common shares (including common shares issued upon the exercise of options, the exchange of LP Common Units or conversion of Convertible Preferred Shares), or the perception that such sales could occur, may adversely affect prevailing market prices for the common shares.



    In connection with the the Company's formation, organization and initial public offering, 9,067,210 LP Common Units in the aggregate were issued. All of the applicable limited partners in the Operating Partnership can currently exchange such LP Common Units for common shares. However, pursuant to "lock-up agreements", each of those limited partners has agreed not to directly or indirectly offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of any LP Common Units or common shares or other shares of beneficial interest of the Company, (or any securities convertible or exercisable or exchangeable for any LP Common Units or common shares or other shares of beneficial interest of the Company) for the period of time applicable to each limited partner. Certain of these time periods expired on November 17, 1998. The remaining time periods will expire on November 17, 1999 (the "Holding Periods"). Subject to certain exceptions, such dispositions are permitted with, in each case, the prior written consent of Prudential Securities Incorporated, on behalf of the underwriters used in the Company's initial public offering. Prudential Securities Incorporated, at any time and without notice, may release all or any portion of the common shares subject to the foregoing lock-up agreements. Following the expiration of the foregoing restrictions, any common shares issued to a limited partner in the Operating Partnership upon exchange of their respective LP Common Units may be sold in the public market pursuant to the registration statement of the Company that contains this prospectus or available exemptions from registration.



    As of November 13, 1998, the Company had 15,122,594 common shares outstanding, of which 12,517,600 common shares are freely tradeable in the public market without restriction or registration under the Securities Act by persons other than "affiliates" of the Company, without taking into account those Offered Shares sold pursuant to the registration statement containing this prospectus prior to the date hereof. As of the date of this prospectus, 25,000 of the outstanding common shares consist of restricted shares held by "affiliates" of the Company who received grants of such common shares pursuant to employment or consulting agreements. The balance of the Company's outstanding common shares, composed of the portion of the 2,579,994 Offered Shares not previously sold by the Selling Shareholders, when sold pursuant to the registration statement that contains the prospectus, will be freely tradeable in the public market without restriction or registration under the Securities Act except for any shares purchased by an existing "affiliate" of the Company, which will be subject to certain resale limitations in the absence of registration under the Securities Act unless an exemption from registration is available. All common shares that are issuable upon the exchange of Common Units or the conversion of the Convertible Preferred Shares will be deemed to be "restricted securities" within the meaning of Rule 144 under the Securities Act. They may not be transferred unless such common shares are registered under the Securities Act or an exemption from registration is available, including any exemption from registration provided under Rule 144. In general, upon satisfaction of certain conditions, Rule 144 permits the sale of certain amounts of restricted securities one year following the date of acquisition of the restricted securities from the Company and, after two years, permits unlimited sales by persons unaffiliated with the Company.



    Upon completion of the Company's initial public offering on November 17, 1997, the Company granted options to purchase an aggregate of 1,160,500 common shares at the initial public offering price to certain trustees, executive officers and other employees of the Company (110,000 of which have been subsequently terminated). An additional 689,500 common shares were reserved for issuance upon the exercise of options granted under the Company's share incentive plan. Since the initial public offering, the Company has granted additional options to purchase up to 112,000 common shares under its share incentive plan to certain employees of the Company of which 7,500 have subsequently been terminated. In addition, the Company may issue from time to time additional common shares or Common Units in connection with the acquisition of properties. The Company filed a registration statement with respect to the common shares issuable under the share incentive plan on October 1, 1998. Such registration statement generally allows common shares covered thereby, including common shares issuable upon the exercise of options, to be transferred or resold without restriction under the Securities Act of 1933, as amended.



    MARKET INTEREST RATES COULD AFFECT THE MARKET PRICE OF THE COMMON
SHARES. One of the factors that investors consider important in deciding whether to buy or sell shares of a REIT is the distribution rates with respect to such shares (as a percentage of the price of such shares) relative to market interest rates. If market interest rates go up, prospective purchasers of REIT shares may expect a higher distribution rate. Higher interest rates would not, however, result in more funds for the Company to distribute and, in fact, would likely increase the Company's borrowing costs and potentially decrease funds available for distribution. Thus, higher interest rates could cause the market price of our securities to go down. In addition, the market value of the common shares could be affected substantially by other general market conditions. Numerous other factors, such as government regulatory action and modification of tax laws, could have a significant effect on the future market price of the common shares.

                                  THE COMPANY


    The Company is a fully-integrated real estate investment company providing property management, leasing, marketing, acquisition, development, redevelopment, construction, finance and other related services. The Company has elected to be taxed as a REIT for federal income tax purposes beginning with its taxable period ended December 31, 1997. As of November 13, 1998, the Company owned 24 office properties, 46 industrial properties, one retail center and one parking facility. The properties are located primarily in the Chicago metropolitan area. In addition, the Company owns a mortgage on an office property. The Company also owns approximately 225.5 acres (including a development site containing approximately 67,000 square feet located in the Chicago central business district held by a joint venture with a third party) and has rights to acquire approximately 325.8 acres of developable land (including rights to acquire two development sites located in the Chicago central business district containing approximately 119,000 square feet), which management believes could be developed with approximately 5.4 million square feet of additional office space and over 7.6 million square feet of additional industrial space.



    In terms of net rentable square feet, approximately 90.1% of the Company's office properties and 87.8% of its industrial properties are located in the Chicago metropolitan area in prime business locations within established business communities. The properties located in the Chicago metropolitan area account for approximately 92.6% of the Company's Annualized Net Rent. The remaining office properties are located in the Nashville, Tennessee; Knoxville, Tennessee; and Milwaukee, Wisconsin metropolitan areas, and the remaining industrial properties are located in the Columbus, Ohio metropolitan area. The Company believes that its properties are well-located, have excellent highway access, attract high-quality tenants, are well-maintained and professionally managed. The Company's properties have a diverse and stable base of tenants and have historically provided steadily increasing rents which the Company believes is due to the quality of the properties, the existence of long-term leases with contractual rent escalations and the strength of the markets in which the properties are located.


    The Company's primary business strategy is to achieve its investment and growth objectives by focusing on the acquisition, development and operation of office and industrial real estate located in the Chicago metropolitan area and, to a lesser extent, other midwestern markets. To implement this strategy, the Company intends to continue to:


    - own, acquire, develop, redevelop, lease, manage and operate Class A office buildings that have below market rents and, therefore, provide the opportunity to enhance returns as leases expire or are renewed (Class A office buildings are buildings that are centrally located, professionally managed and maintained, attract high-quality tenants and command upper-tier rental rates and are modern structures or have been modernized to compete with newer buildings);



    - acquire distressed, underperforming and undermanaged Class B office properties in desirable locations and improve the income potential of such assets by raising these properties to a higher level of operating standard through value-added renovation programs, professional property management and aggressive leasing, retenanting and marketing efforts (Class B office buildings are buildings that have good location, construction and tenancy and are sometimes considered to be competitive with the lower spectrum of Class A buildings);


    - acquire and develop properties that underutilize their sites or where there is excess land for future development;

    - acquire properties or portfolios of properties from tax-sensitive owners where the properties can be acquired on a tax-deferred basis using Common Units of the Operating Partnership as purchase consideration; and

    - own, acquire, develop, redevelop, lease, manage and operate bulk warehouse/distribution facilities and overhead crane/manufacturing facilities. The Company believes that it can draw upon its extensive experience and long-term presence in the Chicago metropolitan area to create a strategic advantage in competing for future development and acquisition opportunities.


    The Company is the managing general partner of, and currently holds 59.5% of the economic interests in, Prime Group Realty, L.P., a Delaware limited partnership (the "Operating Partnership"). The Company conducts substantially all of its business through the Operating Partnership, except for office and industrial development, leasing and property management services, which are conducted through Prime Group Realty Services, Inc., a Maryland corporation (the "Services Company").



    The Services Company was formed in March 1997 under the laws of the state of Maryland to provide industrial property management, leasing, construction, architectural and corporate advisory services business. The Operating Partnership owns 100.0% of the nonvoting preferred stock of the Services Company, representing 95.0% of its economic value and also holds the note issued by the Services Company. The ownership structure of the Services Company is necessary to permit the Company to share in the Service Company's income and also maintain its status as a REIT for federal income tax purposes. Although the Company receives substantially all of the economic benefit of the businesses carried on by the Services Company by virtue of the Company's rights to receive
(i) dividends through the Operating Partnership's investment in the preferred stock and (ii) interest payments on the note held by the Operating Partnership, the Company does not elect the Services Company's officers or directors and, consequently, does not have the ability to control the operations of the Services Company or require the declaration of dividends. See "Risk Factors--Managed Property Business and Non-REIT Services--Lack of Control Over the Services Company."



    The Services Company provides management, leasing, tenant improvement construction, painting contracting and tenant representation services to buildings owned by others pursuant to contracts contributed to the Services Company by the Operating Partnership. The Services Company's leasing division provides leasing services to certain of the Company's properties and other property owners for fees that are paid as leases are executed and as the space is occupied. The Services Company's construction management division provides construction management services for tenant improvements, renovations and other construction to the properties managed by the Company.


    The Company was formed on July 21, 1997 as a Maryland real estate investment trust. The Company's executive offices are located at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, and its telephone number is (312) 917-1300.

                                USE OF PROCEEDS


    The Company will not receive any proceeds from sales of the Offered Shares by the Selling Shareholders. The Company has agreed to pay all expenses (other than underwriting discounts, sales and commissions, fees and disbursements of counsel, and transfer taxes, if any) of effecting the registration of the common shares offered pursuant to the Registration Statement under the Securities Act that contains this prospectus.

                 PRICE RANGE OF COMMON SHARES AND DISTRIBUTIONS


    The common shares have been traded on the NYSE since November 12, 1997 under the symbol "PGE." Set forth below (rounded to the nearest $.01) are the high and low closing prices for the common shares since November 12, 1997, as reported by the NYSE. Also set forth below are the cash distributions paid by the Company in each quarter since its formation.



                                                                             CASH
                                                                         DISTRIBUTIONS
                                             HIGH             LOW          PAID (1)
                                        --------------- --------------- ---------------
FISCAL YEAR 1998:
  First Quarter.........................      $ 20 7/8       $ 19 3/16     0.$3375
  Second Quarter........................      $ 21 1/8       $ 17 1/8      0.$3375
  Third Quarter.........................      $ 19 15/16      $ 13 1/8     0.$3375
  October 1, 1998 to November 13,
    1998................................      $ 16 5/8       $ 13 3/8        $--

FISCAL YEAR 1997:
  November 12, 1997 to December 31,
    1997................................      $ 20 7/16      $ 19 15/16    0.$1664(2)


---------


(1) All distributions are per common share and Common Unit.



(2) This distribution was for a partial quarter. It is equivalent to a quarterly distribution of $0.3375 per common share and Common Unit.



    On November 13, 1998, the last reported price for the common shares was $13 13/16 per share. As of November 13, 1998, the Company's 15,122,594 common shares were held by 37 shareholders of record.



    The Company currently pays quarterly distributions to holders of common shares and Common Units. Distributions in respect of the common shares and Common Units are not permitted unless all current and any accumulated distributions in respect of the Convertible Preferred Shares and the Redeemable Preferred Shares and related preferred units in the Operating Partnership (which represent its preferred equity), have been paid in full. Future distributions by the Company will be at the direction of the Board of Trustees of the Company and will depend on the actual cash available for distribution, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Certain Federal Income Tax Considerations--Requirements for Qualification"), and such other factors as the Board of Trustees deems relevant. See "Risk Factors--Changes in Policy and Investment Activity without Shareholder Approval."



    The Company anticipates that its distributions will exceed earnings and profits for income tax reporting purposes due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Therefore, approximately 5.5% (or $0.07 per common share) of the distributions anticipated to be paid by the Company for the first 12 months subsequent to the IPO are expected to represent a return of capital for federal income tax purposes and in such event will not be subject to federal income tax under current law to the extent such distributions do not exceed a shareholder's basis in his or her common shares. The nontaxable distributions will reduce the shareholder's tax basis in the common shares and, therefore, the gain (or loss) recognized on the sale of such common shares or upon liquidation of the Company will be increased (or decreased) accordingly. The Company has determined that, for federal income tax purposes, none of the $.16644 per common share distribution paid for the partial fourth quarter of 1997 represented a return of capital to shareholders. The percentage of shareholder distributions that represents a nontaxable return of capital may vary substantially from year to year.

    Federal income tax law requires that a REIT distribute annually at least 95.0% of its REIT taxable income. See "Certain Federal Income Tax Considerations--Requirements for Qualification--Annual Distribution Requirements." The amount of distributions on an annual basis necessary to maintain the Company's REIT status based on pro forma taxable income of the Operating Partnership for the 12 months ended December 31, 1997, as adjusted for certain items, would have been approximately $14.8 million. The estimated cash available for distribution is anticipated to be in excess of the annual distribution requirements applicable to REITs. Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution in order to meet such distribution requirements. See "Risk Factors--Adverse Consequences of Failure to Qualify as a REIT; Other Adverse Consequences." For a discussion of the tax treatment of distributions to holders of common shares, see "Certain Federal Income Tax Considerations."

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST



    The Company was formed as a real estate investment trust under the laws of the State of Maryland. Rights of shareholders are governed by Title 8 of the Corporations and Associations Article, Annotated Code of Maryland (the "Maryland REIT Law") and certain provisions of the Maryland General Corporation Law (the "MGCL") and by the Declaration of Trust and the Company's Amended and Restated Bylaws (the "Bylaws".) The following summary of the terms of the shares of beneficial interest of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust, the Articles Supplementary to the Declaration of Trust relating to the Company's 9% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share and having a liquidation value of $25.00 per share (the "Redeemable Preferred Shares") and the Bylaws, forms of which are filed or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part. Immediately prior to the closing of the Company's offering of 4,000,000 Redeemable Preferred Shares (the "Redeemable Preferred Share Offering"), the Company amended its Declaration of Trust to authorize the Redeemable Preferred Shares described below.


AUTHORIZED SHARES


    The Declaration of Trust provides that the Company may issue up to 100.0 million common shares, par value $0.01 per share, 65.0 million shares of Excess Shares, par value $0.01 per share ("Excess Shares"), and 30.0 million Preferred Shares, par value $0.01 per share (the "Preferred Shares"). The Declaration of Trust designated 2.0 million Preferred Shares as 7% Series A Cumulative Convertible Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Convertible Preferred Shares"). On April 23, 1998, the Board of Trustees approved the preparation and, in connection with the consummation of the Redeemable Preferred Share Offering, the filing of Articles Supplementary to the Declaration of Trust designating up to 4,600,000 of the Preferred Shares as Redeemable Preferred Shares (the "Articles Supplementary"). These Articles Supplementary set forth the rights, voting powers, limitations as the dividends and redemption and the qualifications therefor. Excess Shares are to be issued automatically upon any automatic conversion of common shares or Preferred Shares which are purported to be held, transferred or acquired by any person in violation of the ownership limitations contained in the Declaration of Trust. See "--Restrictions on Ownership and Transfer." On November 13, 1998, there were 15,122,594 common shares issued and outstanding, 2,000,000 Convertible Preferred Shares outstanding and 4,000,000 Redeemable Preferred Shares outstanding.



    Under the Maryland REIT Law, a shareholder is not liable for obligations of the Company solely as a result of his status as a shareholder. The Declaration of Trust provides that no shareholder shall be liable for any debt or obligation of the Company by reason of being a shareholder. In addition, no shareholder will be subject to any personal liability in tort, contract or otherwise to any person in connection with the property or affairs of the Company by reason of being a shareholder. The Company's Bylaws further provide that the Company indemnifies each present or former shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder and that the Company will reimburse each shareholder for all reasonable expenses incurred by him in connection with any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not subject to indemnification, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would not be sufficient to satisfy the claims against the Company and its shareholders.

REDEEMABLE PREFERRED SHARES

  DIVIDENDS

    Subject to the preferential rights of the holders of any Preferred Shares that rank senior in the payment of dividends to the Redeemable Preferred Shares, the holders of the Redeemable Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per Redeemable Preferred Share equal to an annual rate of 9% of the per share liquidation preference of the Redeemable Preferred Shares (equivalent to $2.25 per Redeemable Preferred Share).


    "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period with respect to any Redeemable Preferred Shares. However, (i) the initial Dividend Period shall commence on the Issue Date for such Redeemable Preferred Shares and end on and include the last day of the calendar quarter immediately following such Issue Date and (ii) the Dividend Period during which any Redeemable Preferred Shares shall be redeemed as described below shall end on and include the redemption date with respect to the Redeemable Preferred Shares being redeemed.



    "Dividend Payment Date" shall mean on or about:



    - the thirty-first day of each January with respect to the Dividend Period commencing on October 1 of the then immediately preceding year;



    - the thirtieth day of each April with respect to the Dividend Period commencing on January 1 of such year;



    - the thirty-first day of July with respect to the Dividend Period commencing on April 1 of such year; and


    - the thirty-first day of October with respect to the Dividend Period commencing on July 1 of such year.


    Dividends with respect to the Redeemable Preferred Shares shall begin to accrue and shall be fully cumulative from the first day of the applicable Dividend Period, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates. The aggregate amount of dividends payable for any period shorter than a full Dividend Period, on the Redeemable Preferred Shares shall be computed using the following formula: (number of days in such period/365) X (9%, the annual dividend rate X $25.00, the liquidation preference per Redeemable Preferred Share). The aggregate amount of dividends payable in respect of the Redeemable Preferred Shares for each full Dividend Period shall be computed by dividing the product of the annual dividend rate multiplied by the liquidation preference of the Redeemable Preferred Shares by four. Dividends shall be payable in arrears to the holders of record of the Redeemable Preferred Shares as they appear in the records of the Company at the close of business on such record dates. The record dates shall be not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees.


    Any dividend payment made on the Redeemable Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Redeemable Preferred Shares which remains payable. Holders of Redeemable Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends on the Redeemable Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Redeemable Preferred Shares which may be in arrears.

    So long as any Redeemable Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of preferred shares having the same or similar preferences (the "Parity Shares") for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Redeemable Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, all dividends declared upon the Redeemable Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Redeemable Preferred Shares and accumulated and unpaid on such Parity Shares.



    So long as any Redeemable Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment, or other distribution shall be declared or made or set apart for payment, upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common shares made for purposes of any employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case:



    - the full cumulative dividends on all outstanding Redeemable Preferred Shares and any other Parity Shares of the Company shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Redeemable Preferred Shares and all past dividend periods with respect to such Parity Shares; and


    - sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the then current Dividend Period with respect to the Redeemable Preferred Shares and the then current Dividend Period with respect to such Parity Shares.


    "Fully Junior Shares" mean the Convertible Preferred Shares, the common shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Redeemable Preferred Shares have preference or priority in both (i) the payments of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.



    "Junior Shares" mean the Convertible Preferred Shares, the common shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Redeemable Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.


    No dividends on the Redeemable Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

    Notwithstanding the foregoing, dividends on the Redeemable Preferred Shares will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized.

  LIQUIDATION PREFERENCE

    In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of shares of beneficial interest ranking senior to the Redeemable Preferred Shares upon liquidation, distribution or winding up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Redeemable Preferred Shares shall be entitled to receive twenty-five dollars ($25.00) (the "Liquidation Preference") per Redeemable Preferred Share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (the "Liquidation Preference Amount").

    If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Redeemable Preferred Shares shall be insufficient to pay in full the Liquidation Preference Amount and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of the Redeemable Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Redeemable Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full.

    A consolidation or merger of the Company with one or more corporations, real estate investment trusts or other entities, a sale, lease or conveyance of all or substantially all of the Company's property or business or a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company. The Redeemable Preferred Shares will rank senior to and have preference over the Convertible Preferred Shares as to priority for receiving liquidating distributions upon the liquidation, dissolution or winding up of the Company.

    Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Redeemable Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Redeemable Preferred Shares, the holders of the Redeemable Preferred Shares shall have no other claim to the remaining assets of the Company and any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Redeemable Preferred Shares shall not be entitled to share therein.

  REDEMPTION


    The Redeemable Preferred Shares shall not be redeemable by the Company prior to June 5, 2003. On and after June 5, 2003, the Company, at its option, may redeem the Redeemable Preferred Shares, in whole at any time or from time to time in part out of funds legally available therefor at a redemption price payable in cash equal to 100.0% of the Liquidation Preference per Redeemable Preferred Share (plus all accumulated, accrued and unpaid dividends as described below). The redemption price of the Redeemable Preferred Shares (other than any portion thereof consisting of accrued and unpaid dividends) shall be paid solely from the proceeds from the issuance and sale by the Company of other capital shares of beneficial interest of the Company and not from any other source. For purposes of the preceding sentence, "capital shares of beneficial interest" means any equity securities (including common shares and preferred shares), shares, interests, participations, or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.


    Upon any redemption of Redeemable Preferred Shares, the Company shall pay all accrued and unpaid dividends, if any, thereon to the redemption date, without interest. If the redemption date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Redeemable Preferred Shares at the close of business on such divided payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Redeemable Preferred Shares called for redemption.

    If full cumulative dividends on the Redeemable Preferred Shares and any other class or series of Parity Shares of the Company have not been declared and paid or declared and set apart for payment, the Redeemable Preferred Shares may not be redeemed in part and the Company may not purchase or acquire Redeemable Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Redeemable Preferred Shares.


    Notice of the redemption of any Redeemable Preferred Shares (other than as described below) shall be mailed by first-class mail to each holder of record of Redeemable Preferred Shares to be redeemed at the address of each such holder as shown on the Company's records, not less than 30 nor more than 90 days prior to the redemption date. Neither the failure to mail any required notice nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate:



    - the redemption date;



    - the number of Redeemable Preferred Shares to be redeemed;



    - the redemption price;



    - the place or places at which certificates for such Redeemable Preferred Shares are to be surrendered; and


    - that dividends on the shares to be redeemed shall cease to accrue on such redemption date except as otherwise provided below.

If fewer than all the Redeemable Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Redeemable Preferred Shares to be redeemed from such holder. If notice of redemption of any Redeemable Preferred Shares has been properly given, from and after the redemption date (unless the Company shall fail to make available an amount of cash necessary to effect such redemption), except as otherwise described below, dividends on the Redeemable Preferred Shares so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding and all rights of the holders thereof as holders of Redeemable Preferred Shares shall cease (except the right to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon).

    If fewer than all the outstanding Redeemable Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding Redeemable Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the Redeemable Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

    The Redeemable Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions (except as described below under "--Restrictions on Ownership and Transfer").

  CONVERSION RIGHTS

    Except as otherwise described in "--Restrictions on Ownership and Transfer," the Redeemable Preferred Shares are not convertible into or exchangeable for any other property or securities of the Company.

  RANKING


    Any class or series of shares of beneficial interest of the Company shall be deemed to rank:



    - prior to the Redeemable Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Redeemable Preferred Shares (see "--Voting Rights");



    - on a parity with the Redeemable Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Redeemable Preferred Shares, if the holders of such class or series and the Redeemable Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares");



    - junior to the Redeemable Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series (which includes the Convertible Preferred Shares) shall be Junior Shares; and


    - junior to the Redeemable Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series (which includes the Convertible Preferred Shares) shall be Fully Junior Shares.

The Redeemable Preferred Shares will rank senior to the outstanding Convertible Preferred Shares as to the payment of dividends and as the distribution of assets upon liquidation, dissolution or winding up.

  VOTING RIGHTS


    If and whenever six consecutive quarterly dividends payable on the Redeemable Preferred Shares or any series or class of Parity Shares having similar voting rights shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two. The holders of Redeemable Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders of special meeting held in place thereof, or at a special meeting of the holders of the Redeemable Preferred Shares and the Voting Preferred Shares called as described below.



    Whenever all arrears in dividends on the Redeemable Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Redeemable Preferred Shares and the Voting Preferred Shares to elect such additional trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends). The terms of office of all persons elected as trustees by the holders of the Redeemable Preferred Shares and the Voting Preferred Shares shall, notwithstanding the assignment of such trustees to any class pursuant to the Declaration of Trust, immediately terminate. The number of the Board of Trustees shall be reduced accordingly.



    Subject to the following paragraph, so long as any Redeemable Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Redeemable Preferred Shares given in person or by proxy, shall be necessary for effecting or validating:



    - any amendment, alteration or repeal of any of the provisions of the Declaration of Trust that materially and adversely affects the voting powers, rights or preferences of the holders of the Redeemable Preferred Shares; PROVIDED, HOWEVER, that the amendment of the provisions of the Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Redeemable Preferred Shares or any Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Redeemable Preferred Shares; or


    - a share exchange that affects the Redeemable Preferred Shares, a consolidation with or merger of the Company into another entity, or a consolidation with or merger of another entity into the Company, unless in each such case each Redeemable Preferred Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for cumulative redeemable preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Redeemable Preferred Share (except for changes that do not materially and adversely affect the holders of the Redeemable Preferred Shares);


    However, no such vote of the holders of Redeemable Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Redeemable Preferred Shares at the time outstanding to the extent such redemption is authorized. See "--Redemption." Accordingly, the affirmative vote of the holders of at least 66 2/3% of the Redeemable Preferred Shares will be required to permit the Company to issue any class or series of Preferred Shares having rights senior to the Redeemable Preferred Shares as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up.


    Each Redeemable Preferred Share shall have one vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Redeemable Preferred Shares as a single class on any matter, then the Redeemable Preferred Shares and such other series shall have with respect to such matters one vote per $25.00 of stated liquidation preference.

  GENERAL

    The Redeemable Preferred Shares have traded on the NYSE since June 23, 1998 under the symbol "PGE PrB."

CONVERTIBLE PREFERRED SHARES

  DIVIDENDS

    Subject to the preferential rights of the holders of any Preferred Shares (including the Redeemable Preferred Shares) that rank senior in the payment of dividends to the Convertible Preferred Shares, the holders of the Convertible Preferred Shares shall be entitled to receive, when, as and if declared by the

Board of Trustees, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per Convertible Preferred Share equal to the greater of:



    (i) (x)an annual rate equal to the product of the $20.00 per share issue price (the "Issue Price") multiplied by 0.07 for Dividend Periods ending before November 17, 1998, and



        (y)an annual rate equal to the product of the Issue Price multiplied by
       0.075 for Dividend Periods ending after November 17, 1998; or



    (ii) the regular cash dividends (determined on each Dividend Payment Date) on the common shares, or portion thereof, into which a Convertible Preferred Share is convertible.



    The amount of dividends referred to in clause (i) above payable for each full Dividend Period on the Convertible Preferred Shares, other than the Dividend Period commencing October 1, 1998, will be computed by dividing the annual dividend rate by four. For the Dividend Period commencing October 1, 1998, the amount of dividends through November 17, 1998 on the Convertible Preferred Shares will be computed with the following formula: (Issue Price X 0.07) DIVIDED BY 365) X (the number of days from October 1, 1998 through November 17, 1998). Dividends from November 18, 1998 through December 31, 1998 on the Convertible Preferred Shares will be computed with the following formula:
((Issue Price X 0.075) DIVIDED BY 365) X (the number of days from November 18, 1998 through December 31, 1998). The amount of dividends referred to in clause
(ii) above will equal the number of common shares, or portion thereof, into which a Convertible Preferred Share will be convertible on or after the Conversion Date (as defined below), multiplied by the most current quarterly dividend on a common Share on or before the applicable Dividend Payment Date.



    "Dividend Payment Date" means:



    - for any Dividend Period for which the Company pays a dividend on the common shares, the date on which the dividend is paid, or



    - for any Dividend Period for which the Company does not pay a dividend on the common shares, a date to be set by the Board of Trustees, which date will not be later than the thirtieth calendar day after the end of the applicable Dividend Period.



    "Dividend Periods" means quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period with respect to any Convertible Preferred Shares. However, the initial Dividend Period commences on the Issue Date for such Convertible Preferred Shares and end on and include the last day of the calendar quarter immediately following the Issue Date. Also, the Dividend Period during which any Convertible Preferred Shares may be redeemed or converted as described below will end on and include the redemption date with respect to the Convertible Preferred Shares being redeemed.



    Dividends with respect to the Convertible Preferred Shares begin to accrue and are fully cumulative from the first day of the applicable Dividend Period (whether or not in any Dividend Period or Periods there are funds of the Company legally available for the payment of the dividends) and are payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates. The amount of dividends payable for any period shorter than a full Dividend Period on the Convertible Preferred Shares, will be computed by dividing the number of days in such period by 365 and multiplying the result by the product of the annual dividend rate multiplied by the Issue Price. Dividends are payable in arrears to the holders of record of the Convertible Preferred Shares as they appear in the records of the Company at the close of business on such record dates. The record dates may not be less than 10 nor more than 50 days preceding the Dividend Payment Dates and shall be fixed by the Board of Trustees.



    Any dividend payment made on the Convertible Preferred Shares will first be credited against the earliest accrued but unpaid dividend due with respect to the Convertible Preferred Shares which remains payable. Holders of Convertible Preferred Shares will not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends on the Convertible Preferred Shares. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Convertible Preferred Shares which may be in arrears.



    So long as any Convertible Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, will be declared or paid or set apart for payment on any class or series of Parity Shares (as defined below) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Convertible Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on the class or series of Parity Shares. When dividends are not paid in full, or a sum sufficient for such payment is not set apart, all dividends declared upon the Convertible Preferred Shares and all dividends declared upon any other class or series of Parity Shares will be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Convertible Preferred Shares and accumulated and unpaid on such Parity Shares.



    So long as any Convertible Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) will be declared or paid or set apart for payment or other distribution will be declared or made or set apart for payment upon Junior Shares, nor will any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common shares made for purposes of an employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case:



    - the full cumulative dividends on all outstanding Convertible Preferred Shares and any other Parity Shares of the Company have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Convertible Preferred Shares and all past dividend periods with respect to such Parity Shares, and



    - sufficient funds have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Convertible Preferred Shares and the current Dividend Period with respect to the Parity Shares.



    "Fully Junior Shares" mean the common shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Convertible Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.



    "Junior Shares" mean the common shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Convertible Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.



    The Board of Trustees may not declare any dividends on the Convertible Preferred Shares or pay or set apart for payment such dividends at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that a declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if laws prohibit or restrict such declaration or payment.


  LIQUIDATION PREFERENCE

    In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of shares of beneficial interest ranking senior to the Convertible Preferred Shares upon liquidation, distribution or winding up of the Company (such as the Redeemable Preferred Shares), before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Convertible Preferred Shares shall be entitled to receive twenty dollars ($20.00) (the "Liquidation Preference") per Convertible Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (the "Liquidation Preference Amount").


    If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Convertible Preferred Shares are insufficient to pay in full the Liquidation Preference Amount and liquidating payments on any other shares of any class or series of Parity Shares, then the assets, or the proceeds thereof, will be distributed among the holders of the Convertible Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Convertible Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full.



    A consolidation or merger of the Company with one or more corporations, real estate investment trusts or other entities, a sale, lease or conveyance of all or substantially all of the Company's property or business or a statutory share exchange will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company. The Convertible Preferred Shares will rank junior to and be subordinate to the Redeemable Preferred Shares as to priority for receiving liquidating distributions upon the liquidation, dissolution or winding up of the Company.



    Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Convertible Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment has been made in full to the holders of the Convertible Preferred Shares, the holders of the Convertible Preferred Shares will have no other claim to the remaining assets of the Company and any other series or class or classes of Junior Shares will, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Convertible Preferred Shares will not be entitled to share therein.


  REDEMPTION


    The Convertible Preferred Shares will not be redeemable by the Company prior to November 17, 2007 except under certain limited circumstances described below. On and after November 17, 2007, the Company, at its option, may redeem the Convertible Preferred Shares, in whole at any time or from time to time in part out of funds legally available therefor at a redemption price payable in cash equal to 100.0% of the Liquidation Preference per Convertible Preferred Share (plus all accumulated, accrued and unpaid dividends as described below).



    Upon any redemption of Convertible Preferred Shares, the Company will pay all accrued and unpaid dividends, if any, thereon to the redemption date, without interest. If the redemption date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Convertible Preferred Shares at the close of business on such dividend payment record date will be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of the shares before such Dividend Payment Date. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on Convertible Preferred Shares called for redemption.


    If full cumulative dividends on the Convertible Preferred Shares and any other class or series of Parity Shares of the Company have not been declared and paid or declared and set apart for payment, the Convertible Preferred Shares may not be redeemed in part and the Company may not purchase or acquire

Convertible Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Convertible Preferred Shares.


    Notice of the redemption of any Convertible Preferred Shares (other than as described below) will be mailed by first-class mail to each holder of record of Convertible Preferred Shares to be redeemed at the address of each such holder as shown on the Company's records, not less than 30 nor more than 90 days prior to the redemption date. Neither the failure to mail any required notice nor any defect therein or in the mailing thereof, to any particular holder, will affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice must state, as appropriate:



    - the redemption date;



    - the number of Convertible Preferred Shares to be redeemed;



    - the redemption price;



    - the place or places at which certificates for such Convertible Preferred Shares are to be surrendered;



    - the then-current conversion price; and


    - that dividends on the shares to be redeemed shall cease to accrue on such redemption date except as otherwise provided below.


If fewer than all the Convertible Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Convertible Preferred Shares to be redeemed from such holder. If notice of redemption of any Convertible Preferred Shares has been properly given, from and after the redemption date (unless the Company fails to make available an amount of cash necessary to effect such redemption), except as otherwise described below, dividends on the Convertible Preferred Shares called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights of the holders thereof as holders of Convertible Preferred Shares will cease (except the rights to convert and to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon).



    If fewer than all the outstanding Convertible Preferred Shares are to be redeemed, the Company may select the shares for redemption from outstanding Convertible Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the Convertible Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares will be issued without cost to the holder thereof.



  CONVERSION



    A holder of Convertible Preferred Shares has the right, at his or her option, to convert all or any portion of such shares into the number of fully paid and non-assessable common shares obtained by dividing the aggregate Liquidation Preference Amount of such shares by the conversion price by surrendering the shares to be converted. In the case of Convertible Preferred Shares called for redemption, conversion rights shall expire at the close of business on the fifth business day prior to the redemption date fixed for such redemption.



    "Change of Control" means each occurrence of any of the following: (i) the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity will be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether the right is exercisable immediately or only after passage of time) of more than

25.0% of the Company's outstanding shares of beneficial interest with voting power, under ordinary circumstances, to elect Trustees of the Company; (ii) other than with respect to the election, resignation or replacement of any trustee designated, appointed or elected by the holders of the Convertible Preferred Shares (each a "Preferred Trustee"), during any period of two consecutive years, individuals who at the beginning of the period constituted the Board of Trustees of the Company (together with any new trustees whose election by such Board of Trustees or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the trustees of the Company (excluding Preferred Trustees) then still in office who were either trustees at the beginning of the period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees then in office; and (iii) (A) the Company consolidating with or merging into another entity or conveying, transferring or leasing all or substantially all of its assets (including, but not limited to, real property investments) to any individual or entity or (B) any corporation consolidating with or merging into the Company, which in either event (A) or (B) is pursuant to a transaction in which the outstanding voting shares of beneficial interest of the Company is reclassified or changed into or exchanged for cash, securities or other property; PROVIDED, HOWEVER, that the events described in clause (iii) above will not be deemed to be a Change of Control (a) if the sole purpose of such event is that the Company is seeking to change its domicile or to change its form of organization from a trust to a corporation or
(b) if the holders of the exchanged securities of the Company immediately after the transaction beneficially own at least a majority of the securities of the merged or consolidated entity normally entitled to vote in elections of trustees.


    "REIT Termination Event" shall mean the earliest to occur of:

        (i) the filing of a federal income tax return by the Company for any taxable year on which the Company does not elect to be taxed as a real estate investment trust;

        (ii) the approval by the shareholders of the Company of a proposal for the Company to cease to qualify as a real estate investment trust;

       (iii) a determination by the Board of Trustees, based on the advice of counsel, that the Company has ceased to qualify as a real estate investment trust; or

        (iv) a "determination" within the meaning of Section 1313(a) of the Code, that the Company has ceased to qualify as a real estate investment trust.


    Holders of Convertible Preferred Shares at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Convertible Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a redemption date during such period, such Convertible Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Convertible Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into common shares on the corresponding Dividend Payment Date will receive the dividend payable by the Company on such Convertible Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Convertible Preferred Shares for conversion. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the common shares issued upon such conversion.



    Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the holder surrenders the certificates for Convertible Preferred Shares and the Company receives such notice (and if applicable, the Company receives payment of an amount equal to the dividend payable on such shares). The person or persons in whose name or names any certificate or certificates for common shares shall be issuable upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date. The conversion shall be at the conversion price in effect at such time and on such date unless the share transfer books of the Company are closed on that date, in which event such person or persons will be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which the share transfer books are open, but such conversion will be at the conversion price in effect on the date on which such shares shall have been surrendered and such notice received by the Company.



    No fractional shares or scrip representing fractions of common shares will be issued upon conversion of the Convertible Preferred Shares. Instead of any fractional interest in a common Share that would otherwise be deliverable upon the conversion of a Convertible Preferred Share, the Company will pay to the holder of the share an amount in cash based upon the current market price of the common shares on the trading day immediately preceding the date of conversion. If more than one share is surrendered for conversion at one time by the same holder, the number of full common shares issuable upon conversion thereof will be computed on the basis of the aggregate number of Convertible Preferred Shares so surrendered.


    The conversion price is subject to adjustments upon the occurrence of any of the following events:


        (i) If the Company, after the Issue Date (A) pays a dividend or makes a distribution on its capital shares in common shares, (B) subdivides its outstanding common shares into a greater number of shares, (C) combines its outstanding common shares into a smaller number of shares or (D) issues any shares of beneficial interest by reclassification of its common shares;



        (ii) If the Company issues, after the Issue Date rights, options or warrants to all holders of common shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase common shares at a price per share less than 94.0% (100.0% if a stand-by underwriter is used and charges the Company a commission) of the fair market value per common Share on the record date for the determination of shareholders entitled to receive the rights, options or warrants;



       (iii) If the Company distributes to all holders of its common shares any securities of the Company (other than common shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the common shares after December 31, 1996 which are not in excess of the following: the sum of (A) the Company's cumulative undistributed Funds from Operations at December 31, 1996, plus (B) the cumulative amount of Funds from Operations, as determined by the Board of Trustees, after December 31, 1996, minus (C) the cumulative amount of dividends accrued or paid in respect of the Convertible Preferred Shares or any other class or series of preferred shares of beneficial interest of the Company after the Issue Date or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of common shares entitling them for a period expiring within 45 days after the record date referred to in clause (ii) above to subscribe for or purchase common shares, which rights, options and warrants are referred to in and treated under clause (ii) above)); or



        (iv) In case a tender or exchange offer (which term does not include open market repurchases by the Company) made by the Company or any subsidiary of the Company for all or any portion of the common shares expires and such tender or exchange offer involves the payment by the Company or such subsidiary of consideration per common Share having a fair market value (as determined in good faith by the Board of Trustees, whose determination will be conclusive and must be described in a resolution of the Board of Trustees), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the current market price per common Share on the trading day next succeeding the Expiration Time.

    No adjustment in the conversion price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1.0% in such price; provided, however, that any adjustments that by reason of the immediately preceding clause are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. The adjustments to be made in each such event are set forth in the Declaration of Trust.


    If the Company is a party to any Transaction (as defined below), in each case as a result of which all or substantially all of the Company's common shares are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Convertible Preferred Share which is not redeemed or converted into the right to receive shares, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of common shares into which one Convertible Preferred Share was convertible immediately prior to such Transaction. "Transaction" shall mean, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its common shares, sale of all or substantially all of the Company's assets or recapitalization of the common shares.


  LIMITATION ON ISSUANCE OF ADDITIONAL PREFERRED SHARES AND INDEBTEDNESS

    Without the written consent of the holders of two-thirds of the issued and outstanding Convertible Preferred Shares, none of the Company, the Operating Partnership or any of their subsidiaries may issue any additional preferred securities of any such entity or incur any indebtedness (other than trade payables or accrued expenses incurred in the ordinary course of business) if, immediately following such issuance and after giving effect to such issuance and the application of the net proceeds therefrom, such entity would be reasonably expected to not satisfy one or both of the following ratios:

        (i) Total Debt and liquidation value of non-convertible preferred shares of beneficial interest to Total Market Capitalization of less than .65 to 1.0; or

        (ii) Consolidated EBITDA to Consolidated Fixed Charges of at least 1.4 to 1.0.


    In the event that the Company fails to satisfy one or both of the tests in clause (i) or (ii) above for two consecutive quarters, the holders of Convertible Preferred Shares shall have the right to require that the Company, to the extent that the Company has funds legally available therefor, repurchase any or all of each holder's Convertible Preferred Shares at a repurchase price payable in cash in an amount equal to 100% of the liquidation preference thereof, plus accrued and unpaid dividends whether or not declared, if any (the "Repurchase Payment"), to the date of repurchase or the date payment is made available (the "Repurchase Date"), pursuant to the offer described below (the "Repurchase Offer").



    Within 15 days following the second consecutive quarter that the Company fails to satisfy one or both of the tests in clause (i) or (ii) above, the Company will mail by first class mail or overnight courier a notice to all holders of Convertible Preferred Shares stating:



    - that the Company failed to satisfy one or both of the tests (naming the test(s) failed);



    - that the holders of Convertible Preferred Shares have the right to require the Company to repurchase any or all Convertible Preferred Shares then held by such holder in cash;



    - the date of repurchase (which must be a business day, no earlier than 120 days and no later than 150 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Exchange Act);



    - the repurchase price for the repurchase; and



    - the instructions determined by the Company that the holder must follow in order to have its Convertible Preferred Shares repurchased.

    On the Repurchase Date, the Company will, to the extent lawful, accept for payment, Convertible Preferred Shares or portions thereof tendered pursuant to the Repurchase Offer and promptly mail by first class mail or overnight courier or by wire transfer of immediately available funds to the holder of Convertible Preferred Shares, as directed by such holder, payment in an amount equal to the Repurchase Payment in respect of all Convertible Preferred Shares or portions thereof so tendered.



    "Total Debt" means the sum of (without duplication) any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures, or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any balance that constitutes an accrued expense or trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of any entity prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles ("GAAP"), and also includes, to the extent not otherwise included, the guarantee of items which would be included within this definition.



    "Total Market Capitalization" means the sum of: (a) the fair market value of the outstanding common shares, assuming (i) the full exchange of outstanding Common Units (in each case not held by the Company) of the Operating Partnership for common shares and (ii) the conversion of the outstanding shares of Convertible Preferred Shares into common shares; (b) the aggregate Liquidation Preference of any outstanding preferred shares of beneficial interest other than the Convertible Preferred Shares; and (c) the Total Debt of the Company.


    "Consolidated EBITDA" for any period means the consolidated net income of the Company (before extraordinary income or gains) as reported in the Company's financial statements filed with the Securities and Exchange Commission increased by the sum of the following (without duplication):


        (i) all income and state franchise taxes paid or accrued according to GAAP for the period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses except to the extent that such gains were not included in Consolidated EBITDA);



        (ii) all interest expense paid or accrued in accordance with GAAP for the period (including financing fees and amortization of deferred financing fees and amortization of original issue discount);


       (iii) depreciation and depletion reflected in such reported net income;

        (iv) amortization reflected in such reported net income, including, without limitation, amortization of capitalized debt issuance costs (only to the extent that such amounts have not been previously included in the amount of Consolidated EBITDA pursuant to clause (ii) above), goodwill, other intangibles and management fees; and

        (v) any other non-cash charges or discretionary prepayment penalties, to the extent deducted from consolidated net income (including, but not limited to, income allocated to minority interests).

    "Consolidated Fixed Charges" for any period means the sum of:


        (i) all interest expense paid or accrued in accordance with GAAP for the period (including financing fees and amortization of deferred financing fees and amortization of original issue discount);



        (ii) preferred shares of beneficial interest dividend requirements for the period, whether or not declared or paid; and



       (iii) regularly scheduled amortization of principal during the period (other than any balloon payments at maturity).

  RANKING


    Any class or series of shares of beneficial interest of the Company will be deemed to rank:



    - prior to the Convertible Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series (which includes the Redeemable Preferred Shares) will be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Convertible Preferred Shares;



    - on a parity with the Convertible Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Convertible Preferred Shares, if the holders of such class or series and the Convertible Preferred Shares are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares");



    - junior to the Convertible Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series are Junior Shares; and



    - junior to the Convertible Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series are Fully Junior Shares.


  VOTING RIGHTS


    If and whenever (i) two consecutive quarterly dividends payable on the Convertible Preferred Shares or any series or class of Parity Shares are in arrears (which, with respect to any such quarterly dividend, means that any such dividend has not been paid in full), whether or not earned or declared, or (ii) for two consecutive quarterly dividend periods the Company fails to pay dividends on the common shares in an amount per share at least equal to $0.3375, the number of trustees constituting the Board of Trustees will be increased by one (unless the Board of Trustees consists of more than 10 trustees in which case the Board of Trustees will be increased by two). The holders of Convertible Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, will be entitled to elect the one or two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Convertible Preferred Shares and the Voting Preferred Shares called as described below.



    Whenever all arrears in dividends on the Convertible Preferred Shares and the Voting Preferred Shares then outstanding have been paid and dividends thereon for the current quarterly dividend period have been paid or declared and set apart for payment, or the Company has paid dividends on the common shares in an amount per share at least equal to $0.3375 for two consecutive quarters, then the right of the holders of the Convertible Preferred Shares and the Voting Preferred Shares to elect the additional trustee(s) will cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends). Then, the terms of office of all persons elected as trustees by the holders of the Convertible Preferred Shares and the Voting Preferred Shares will immediately terminate and the number of the Board of Trustees will be reduced accordingly.


    So long as any Convertible Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Convertible Preferred Shares given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:


        (i) any amendment, alteration or repeal of any of the provisions of the Declaration of Trust that materially and adversely affects the voting powers, rights or preferences of the holders of the Convertible Preferred Shares; PROVIDED, HOWEVER, that the amendment of the provisions of the Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Convertible Preferred Shares or any Parity Shares will not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Convertible Preferred Shares; or



        (ii) a share exchange that affects the Convertible Preferred Shares, a consolidation with or merger of the Company into another entity, or a consolidation with or merger of another entity into the Company, unless in each such case each Convertible Preferred Share (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Convertible Preferred Share (except for changes that do not materially and adversely affect the holders of the Convertible Preferred Shares); provided, however, that no such vote of the holders of Convertible Preferred Shares will be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Convertible Preferred Shares at the time outstanding to the extent such redemption is authorized.


    See "--Redemption." Accordingly, the affirmative vote of the holders of at least 66 2/3% of the Convertible Preferred Shares will be required to permit the Company to issue any class or series of Preferred Shares having rights senior to the Convertible Preferred Shares as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up. The sole holder of the Convertible Preferred Shares has consented to the issuance of the Redeemable Preferred Shares pursuant to the Redeemable Preferred Share Offering.


    Each Convertible Preferred Share will have one vote per share, except that when any other series of Preferred Shares will have the right to vote with the Convertible Preferred Shares as a single class on any matter, then the Convertible Preferred Shares and such other series will have with respect to such matters one vote per $20.00 of stated liquidation preference.


  REGISTRATION RIGHTS


    The Company has granted Security Capital Preferred Growth certain "demand" and "piggyback" registration rights with respect to the common shares acquired by it upon conversion of the Convertible Preferred Shares into common shares. Subject to certain conditions, the demand registration rights permit holders of shares to request one demand registration. Subject to certain conditions, the piggyback registration rights permit the holders of such Shares to include their common shares in the registration by the Company of its equity securities other than in connection with the registration by the Company under the Securities Act of any of its securities (i) pursuant to a shelf registration statement, (ii) in connection with mergers or acquisitions or (iii) in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan.


  GENERAL

    The Convertible Preferred Shares are not listed or qualified for trading on any exchange or on the Nasdaq National Market.

COMMON SHARES


    Subject to the preferential rights of the Convertible Preferred Shares and any other class or series of shares of beneficial interest and to the provisions of the Declaration of Trust regarding the Excess Shares and Convertible Preferred Shares, holders of common shares will be entitled to receive distributions on such shares if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company currently pays quarterly distributions on the common shares, which quarterly distributions commenced with the partial quarter ending December 31, 1997 and intends to continue to pay quarterly distributions. See "Price Range of Common Shares and Distributions."



    The Convertible Preferred Shares are entitled to payment of distributions at the rate declared on the common shares if the rate is greater than the stated distribution rate on the Convertible Preferred Shares. Accordingly, at the time the distribution rate on the common shares is greater than the stated rate on the Convertible Preferred Shares, holders of Convertible Preferred Shares will be entitled to participate in any further growth of Funds from Operations together with the holders of common shares.



    Subject to the provisions of the Declaration of Trust regarding Excess Shares, the Convertible Preferred Shares and the Redeemable Preferred Shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees and, except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of such shares will possess exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining shares will not be able to elect any trustees.



    Holders of the common shares have no conversion, sinking fund, redemption rights, exchange rights or preemptive rights to subscribe for any securities of the Company.



    Subject to the provisions of the Declaration of Trust regarding Excess Shares, common shares will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal (except as provided by Maryland law) or exchange rights.


    Pursuant to Maryland REIT Law, a Maryland real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless approved by the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust. The Company's Declaration of Trust contains such a provision providing for a lesser percentage, a majority of outstanding shares, with respect to transactions pursuant to which the Company's assets will be combined with those of one or more other entities (whether by merger, sale or other transfer of assets, consolidation or share exchange).


    The transfer agent and registrar for the common shares is LaSalle National Bank.



    The common shares have traded on the NYSE since November 12, 1997 under the trading symbol "PGE."



    COMMON SHARE REPURCHASE PROGRAM. On September 14, 1998, the Company established a program to repurchase up to 1.55 million of its common shares in open market and privately negotiated transactions. As of November 13, 1998, the Company had repurchased 462,400 common shares for an aggregate purchase price of approximately $7.1 million.

REGISTRATION RIGHTS RELATING TO THE OFFERED SHARES


    Holders of the Offered Shares are entitled to certain rights with respect to registration under the Securities Act. Pursuant to a Registration Rights Agreement by and among the Company and the Selling Shareholders, the Company has agreed to (i) file with the Commission a shelf registration statement (the "Shelf Registration Statement") which contains this Prospectus with respect to the Offered Shares, and (ii) use its best efforts to keep the common shares listed on the NYSE and/or to qualify the Offered Shares under the various state securities laws. The Company is required to keep the Shelf Registration Statement effective until the earlier to occur of (i) March 25, 2000 (or in the event that a holder or holders of not less than 1,300,000 of the Offered Shares so request in writing not less than 30 days prior to March 25, 2000, until March 25, 2001) or (ii) such time as all of the Offered Shares have been sold.


ADDITIONAL PREFERRED SHARES


    Additional Preferred Shares may be issued from time to time, in one or more series, as authorized by the Board of Trustees. Other than the Convertible Preferred Shares and the Redeemable Preferred Shares offered hereby, no Preferred Shares are currently issued or outstanding. Prior to the issuance of shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Declaration of Trust to fix for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board of Trustees has the power to establish the preferences, powers and rights of each series of Preferred Shares, it may afford the holders of any series of Preferred Shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of common shares. The issuance of additional series of Preferred Shares could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for shareholders or otherwise be in their best interest.


RESTRICTIONS ON OWNERSHIP AND TRANSFER

    For the Company to qualify as a REIT under the Code, among other things, no more than 50.0% in value of its outstanding shares of beneficial interest may be owned, actually or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities other than, in general, qualified domestic pension funds) during the last half of a taxable year (other than the first year for which the election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year (the "five or fewer requirement"). In addition, if the Company, or an owner of 10.0% or more of the Company, actually or constructively owns 10.0% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's stock or beneficial interests must also be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).


    Because the Company is a REIT, the Declaration of Trust contains restrictions on the ownership and transfer of Equity Shares which are intended to assist the Company in complying with these requirements. The Ownership Limit set forth in the Declaration of Trust provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% (by number or value, whichever is more restrictive) of the outstanding Equity Shares. The constructive ownership rules of the Code are complex, and may cause Equity Shares owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.9% of the Equity Shares (or the acquisition of an interest in an entity that owns, actually or constructively, Equity Shares) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to be deemed to own constructively in excess of 9.9% of the outstanding Equity Shares and thus to violate the Ownership Limit, or any other limit provided in the Declaration of

Trust or as otherwise permitted by the Board of Trustees. Pension plans and mutual funds are among the entities that are not treated as holders of stock or beneficial interests under the five or fewer requirement and instead the beneficial owners of such entities are counted as holders for this purpose. The Board of Trustees may, but in no event will be required to, waive the Ownership Limit or any other limit provided in the Declaration of Trust with respect to a particular shareholder if it determines that it will not jeopardize the Company's status as a REIT and the Board of Trustees otherwise decides such action would be in the best interest of the Company. As a condition of such waiver, the Board of Trustees must obtain a ruling from the IRS or an opinion of counsel satisfactory to it with respect to preserving the REIT status of the Company.



    The Company has waived the Ownership Limit set forth in the Declaration of Trust with respect to the Equity Shares to permit Security Capital Preferred Growth to own, at any one time, up to 16 percent, in value or number, of the total outstanding Equity Shares. Additionally, the Company has waived Ownership Limit to permit Long Leaf Partners Realty Fund to purchase 2,600,000 common shares.


    The Declaration of Trust further prohibits (i) any person from actually or constructively owning shares of beneficial interest of the Company that would result in the Company being "closely held" under Section 856(h) of the Code (I.E., a violation of the five or fewer requirement) or otherwise cause the Company to fail to qualify as a REIT and (ii) any person from transferring shares of beneficial interest of the Company if such transfer would result in shares of beneficial interest of the Company being owned by fewer than 100 persons.


    Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of beneficial interest of the Company that will or may violate any of the foregoing restrictions on transferability of ownership is required to give notice immediately to the Company and provide the Company with any other information as the Company may request in order to determine the effect of such transfer on the Company's status as a REIT.



    If any purported transfer of Equity Shares of the Company or any other event would otherwise result in any person violating the Ownership Limit or such other limit as provided in the Declaration of Trust, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the Ownership Limit or such other limit as provided in the Declaration of Trust. The Prohibited Transferee will acquire no right or interest in such excess shares. Any excess shares described above will be converted automatically into an equal number of Excess Shares (the "Shares-in-Trust") and transferred automatically, by operation of law, to a trust (the "Share Trust"), the beneficiary of which will be selected by the Company (the "Beneficiary"). Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer.



    At any time after the expiration of a 90-day period which commences upon the receipt of notice from the Company of the transfer of Shares-in-Trust to the Share Trust and during which the Company will have the right to purchase such Shares-in-Trust, the trustee of the Share Trust (who will be designated by the Company and be unaffiliated with the Company or any Prohibited Transferee) will have the right to sell such Shares-in-Trust to a person or entity who could own such shares without violating the Ownership Limit or such other limit as provided in the Declaration of Trust and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such Shares-in-Trust or the sales proceeds received by the Share Trust for such Shares-in-Trust. In the case of any Shares-in-Trust issued as a result of any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such Shares-in-Trust to a qualified person or entity and distribute to the Prohibited Transferee an amount equal to the lesser of the Market Price (as defined in the Declaration of Trust) of such Shares-in-Trust as of the date of such event or the sales proceeds received by the trust for such Shares-in-Trust. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee will be distributed to the Beneficiary.

    Prior to a sale of any such Shares-in-Trust by the Share Trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such Shares-in-Trust, and also will be entitled to exercise all voting rights with respect to such Shares-in-Trust. Subject to Maryland law, effective as of the date that such Shares-in-Trust have been transferred to the Share Trust, (i) any vote cast by a Prohibited Transferee prior to the discovery by the Company that such Shares-in-Trust have been transferred to the Share Trust will be void and of no force or effect and (ii) the trustee will have the authority to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. Any dividend or other distribution paid to the Prohibited Transferee (prior to the discovery by the Company that such Shares-in-Trust have been automatically transferred to the Share Trust as described above) will be required to be repaid to the trustee for distribution to the Beneficiary.



    In addition, Shares-in-Trust held in the Share Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Share Trust (or in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of 90 days.


    If any purported transfer of Equity Shares would cause the Company to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to Equity Shares.

    The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interest of the Company to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by an affirmative vote of two-thirds of the votes entitled to be cast on such matter at a regular or special meeting of the shareholders of the Company. Except as otherwise described above, any change in the Ownership Limit would require an amendment to the Declaration of Trust. Subject to certain limited exceptions, amendments to the Declaration of Trust require the affirmative vote of holders owning at least two-thirds of the shares of beneficial interest of the Company outstanding and entitled to vote thereon.

    All certificates representing Equity Shares of the Company currently bear a legend referring to the restrictions described above.


    If the transfer restrictions discussed above are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.



    Under the Declaration of Trust, every owner of more than 5% (or such lower percentage as required by the Code or Treasury Regulations) of the outstanding Equity Shares must file, within 30 days after January 1 of each year, a written notice with the Company containing information regarding their ownership of such shares. Under current Treasury Regulations, the percentage will be set between one-half of 1% and 5%, depending upon the number of record holders of the Company's shares. Further, each shareholder must upon demand disclose to the Company in writing any information the Company may request in order to determine the effect, if any, of such shareholder's actual and constructive ownership of Equity Shares on the Company's status as a REIT.


    The foregoing ownership limitations may have the effect of precluding acquisition of control of the Company without the consent of the Board of Trustees and, consequently, shareholders may be unable to realize a premium for their shares over the then-prevailing market price which is customarily associated with such acquisitions and to ensure compliance with the Ownership Limit, or such other limit as provided in the Declaration of Trust.

    These restrictions will not preclude settlement for transactions through the NYSE.

                     CERTAIN PROVISIONS OF MARYLAND LAW AND
                OF THE COMPANY'S DECLARATION OF TRUST AND BYLAWS


    The following paragraphs summarize certain provisions of Maryland law and of the Declaration of Trust and the Bylaws of the Company. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law (the "MGCL"), Title 8 of the Corporate and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law"), the Declaration of Trust, the Articles Supplementary to the Declaration of Trust relating to the Redeemable Preferred Shares and the Bylaws, forms of which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.


CLASSIFICATION OF THE BOARD OF TRUSTEES


    The Declaration of Trust provides that the number of trustees of the Company will be seven (subject to the rights of the holders of Convertible Preferred Shares and the Redeemable Preferred Shares to elect additional trustees upon the occurrence of certain events), which number may be increased or decreased pursuant to the Bylaws, but shall not be fewer than three. The Bylaws currently provide that the Board of Trustees will consist of not fewer than three nor more than thirteen trustees. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by the affirmative vote of a majority of the remaining trustees, even though less than a quorum of the Board of Trustees may exist.



    Pursuant to the terms of the Declaration of Trust, the Board of Trustees is divided into three classes as nearly equal in size as practicable. One class held office initially for a term expiring at the annual meeting of shareholders held on May 22, 1998, at which meeting the two trustees comprising such class were each re-elected to a new three-year term expiring in 2001. A second class of the Board of Trustees will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1999. A third class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 2000. As the term of each class expires, trustees in that class will be elected for a term of three years or until their successors are duly elected and qualified, and the trustees in the other two classes will continue in office. The Company believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees.



    The classified board provision could have the effect of making the removal of incumbent trustees more time-consuming and difficult. This could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. Holders of common shares have no right to cumulative voting for the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the common shares will be able to elect all of the successors of the class of trustees whose term expires at that meeting. See "Risk Factors."


REMOVAL OF TRUSTEES


    While the Declaration of Trust empowers the Company's shareholders to fill vacancies in the Board of Trustees that are caused by the removal of a trustee, the Declaration of Trust also precludes shareholders from removing incumbent trustees except upon a substantial affirmative vote. Specifically, the Declaration of Trust provides that a trustee may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes then entitled to be cast in the election of trustees. Under the Maryland REIT law, the term "cause" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in the Bylaws authorizing the Board of Trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees except upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

BUSINESS COMBINATIONS

    Under the MGCL, as applicable to Maryland real estate investment trusts, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between the Company and any Interested Shareholder or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. Thereafter, any such business combination must be recommended by the Board of Trustees and approved by the affirmative vote of at least (a) 80.0% of the votes entitled to be cast by holders of the Company's outstanding voting shares of beneficial interest and (b) two-thirds of the votes entitled to be cast by holders of the Company's outstanding voting shares of beneficial interest other than shares held by the Interested Shareholder with whom the business combination is to be effected, unless, among other things, the Company's shareholders receive a minimum price (as defined in the MGCL) for their shares of beneficial interest and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the Board of Trustees of the Company prior to the time that the Interested Shareholder becomes an Interested Shareholder. As permitted by the MGCL, the Board of Trustees of the Company has opted out of the business combinations provisions of the MGCL with respect to any business combination involving PGI, the Primestone Joint Venture or any of the Contributors, or any of their respective affiliates (including Mr. Reschke). In addition, the Partnership Agreement requires that any merger or sale of all or substantially all of the assets of the Operating Partnership be approved by the holders of at least 50.0% of the Common Units, including the Common Units held by the Company.

CONTROL SHARE ACQUISITIONS

    The MGCL, as applicable to Maryland real estate investment trusts, provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror or by officers or trustees who are employees of the trust.

    "Control shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the Company may itself present the question at any shareholders' meeting.

    If voting rights are not approved at the shareholders' meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares of beneficial interest are considered and not approved. If voting rights for control shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares of beneficial interest as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

    The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the Company is a party to the transaction or to acquisitions approved or exempted by the trust's declaration of trust or bylaws.

    The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of beneficial interest. There can be no assurance that such provision will not be amended or eliminated at any point in the future.

    If the foregoing exemption in the Bylaws is rescinded, the control share acquisition statute could have the effect of discouraging offers to acquire the Company and of increasing the difficulty of consummating any such offer.

AMENDMENT TO THE DECLARATION OF TRUST


    The Declaration of Trust, with limited exceptions, may be amended with the affirmative vote of the holders of not less than a majority of the aggregate number of shares of beneficial interest outstanding and entitled to vote thereon voting generally in the election of trustees. The provisions relating to the classification of the Board of Trustees and removal of trustees may be amended only by the affirmative vote of the holders of not less than two-thirds of the aggregate number of shares of beneficial interest outstanding and then entitled to vote thereon voting generally in the election of trustees.


    Under the Maryland REIT Law, a declaration of trust may permit the trustees, by a two-thirds vote, to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees. Also under the Maryland REIT Law, a declaration of trust may permit the board of trustees to amend the declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class without shareholder approval. Pursuant to this statute, the Declaration of Trust authorizes the Board of Trustees to increase or decrease the aggregate number of shares of beneficial interest of the Company or the number of shares of beneficial interest of any class of beneficial interest of the Company without shareholder approval.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS


    The Bylaws provide that:



        (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Trustees or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws; and



        (b) with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (i) pursuant to the Company's notice of meeting, (ii) by the Board of Trustees or (iii) provided that the Board of Trustees has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws.

    The provisions in the Declaration of Trust on classification of the Board of Trustees, amendments to the Declaration of Trust and removal of trustees and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, and the advance notice provisions of the Bylaws could have the effect of discouraging a takeover or other transaction which shareholders might believe to be otherwise in their best interests.

MARYLAND ASSET REQUIREMENTS

    To maintain its qualification as a Maryland REIT, the Maryland REIT Law requires that the Company hold, either directly or indirectly, at least 75.0% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agricultural, horticultural or similar purposes.

MEETINGS OF SHAREHOLDERS


    The Declaration of Trust and the Bylaws provide for annual meetings of shareholders to elect the Board of Trustees and transact any other business as may properly be brought before the meeting. Special meetings of shareholders may be called by the President, the Board of Trustees or the Chairman of the Board and will be called at the request in writing of the holders of 50.0% or more of the outstanding shares of beneficial interest of the Company entitled to vote.


    The Bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if such consent sets forth such action and is signed by each shareholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each shareholder entitled to notice of the meeting but not entitled to vote at it.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS



    The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of common shares who purchases such shares in the offering of the Offered Shares. Winston & Strawn has acted as tax counsel ("Tax Counsel") to the Company in connection with the offering and the preparation of this prospectus. This summary should not be construed as tax advice. The discussion contained herein does not address all aspects of federal income taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including, without limitation, insurance companies, financial institutions, broker-dealers, persons whose functional currency is other than the United States dollar, persons who hold the common shares as part of a straddle, hedging, or conversion transaction or, except as specifically described herein, tax-exempt entities and foreign persons) who are subject to special treatment under the federal income tax laws. In addition, this summary is generally limited to investors who will hold the common shares as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").


    The statements in this summary are based on current provisions of the Code, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. The provisions of the Code, the Treasury Regulations promulgated thereunder and the administrative and judicial interpretations thereof that concern REITs are highly technical and complex, and this summary is qualified in its entirety by such Code provisions, Treasury Regulations, and administrative and judicial interpretations. No assurance can be given that future legislative, judicial, or administrative actions or decisions will not affect the accuracy of any statements in this summary. In addition, no ruling will be sought from the Internal Revenue Service (the "IRS") with respect to any matter discussed herein, and there can be no assurance that the IRS or a court will agree with the statements made herein.

    EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP, AND SALE OF COMMON SHARES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL


    The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code and the applicable Treasury Regulations promulgated thereunder, which together set forth the requirements for qualifying as a REIT (the "REIT Requirements"), beginning with its taxable year ended December 31, 1997. The Company believes that it is organized and has operated and will continue to operate in a manner to qualify for taxation as a REIT under the Code. No assurance can be given, however, that the Company has actually operated in a manner to qualify as a REIT or will continue to operate in a manner to remain qualified as a REIT.


    Subject to the qualifications stated herein and in its opinion, Tax Counsel has given the Company an opinion that the Company is organized in conformity with the requirements for qualification as a REIT under the Code, and the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code and its method of operation enables it to continue to meet the requirements for qualification as a REIT. An opinion of counsel is not binding on the IRS or a court and there can be no assurance that the IRS or a court will not take a position different from that expressed by Tax Counsel. It also must be emphasized that Tax Counsel's opinion is based on various assumptions and is conditioned upon numerous representations made by the Company and the Operating Partnership as to factual matters, including those related to their businesses and properties as set forth in this Prospectus. Tax Counsel has not independently verified the Company's representations. Moreover, the Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis the actual operating results, distribution levels, diversity of ownership and the various other qualification tests imposed by the Code as discussed below. Tax Counsel will not review the Company's compliance with these tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. See "--Failure to Qualify."

TAXATION OF THE COMPANY

    For any taxable year in which the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on that portion of its ordinary income or capital gain that is currently distributed to its shareholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders in calculating its taxable income. This deduction for dividends paid to shareholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level and once again at the shareholder level) that generally results from an investment in a corporation.

    Even if the Company continues to qualify for taxation as a REIT, it may be subject to federal income tax in certain circumstances. First, the Company will be taxed at regular corporate rates on any undistributed "REIT taxable income" and undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the corporate "alternative minimum tax" on its items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, the Company will be subject to tax on such income at the highest regular corporate rate (currently 35%). Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements are met, the Company will be subject to a 100% tax on the greater of the amount by which the Company fails the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute for each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. However, to the extent the Company elects to retain and pay income tax on net long-term capital gains it received during the year such amounts will be treated as having been distributed for purposes of the 4.0% excise tax. Finally, if the Company acquires any asset from a C corporation (I.E., generally a corporation subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company subsequently recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which the asset was acquired by the Company, then, pursuant to guidelines issued by the IRS, the C corporation from which the Company acquired the asset will be taxable on the amount of gain that would have been realized if the C corporation had liquidated on the last day before the date on which the Company acquired the asset. Alternatively, the Company may elect, in lieu of the treatment described above, to be subject to tax at the highest regular corporate tax rate on the excess, if any, of (i) the fair market value of the asset as of the beginning of the applicable Recognition Period, over (ii) the Company's adjusted basis in such asset as of the beginning of such Recognition Period (I.E., "built-in gain"). The Company also will be taxed on any built-in gains during the Recognition Period attributed to the disposition of assets of an acquired corporation which is a "qualified REIT subsidiary." See "--Requirements for Qualification--Qualified REIT Subsidiary."


    If the Company invests in properties in foreign countries, the Company's profits from those investments will generally be subject to tax in the countries where such properties are located. The precise nature and amount of any taxation will depend on the laws of the countries where the properties are located. If the Company satisfies the annual distribution requirements for qualification as a REIT and is therefore not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its shareholders, the Company will generally not be able to recover the cost of any foreign tax imposed on profits from its foreign investments by claiming foreign tax credits against its U.S. tax liability on such profits. Moreover, a REIT is not able to pass foreign tax credits through to its shareholders.


    The Company uses the calendar year for both federal income tax purposes and financial reporting purposes.

REQUIREMENTS FOR QUALIFICATION

    To qualify as a REIT, the Company must have met and continue to meet the requirements, discussed below, relating to the Company's organization, the sources of its gross income, the nature of its assets, and the level of distributions to its shareholders.

  ORGANIZATIONAL REQUIREMENTS

    The Code requires that a REIT be a corporation, trust, or association:

    (i) which is managed by one or more trustees or directors;

    (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

   (iii) which would be taxable as a domestic corporation but for compliance with the REIT requirements;


    (iv) which is neither a financial institution nor an insurance company subject to certain special provisions of the Code;

    (v) the beneficial ownership of which is held by 100 or more persons;

    (vi) at any time during the last half of each taxable year not more than 50% in value of the outstanding stock or shares of beneficial interest of which is owned, directly or indirectly through the application of certain attribution rules, by or for five or fewer individuals (as defined in the Code to include certain tax-exempt entities other than, in general, qualified domestic pension funds); and

   (vii) which meets certain other tests, described below, regarding the nature of its income and assets and distribution requirements.

    The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. A corporation may not elect to become a REIT unless its taxable year is a calendar year.

    The Company has issued sufficient shares to enough holders to allow the Company to satisfy the requirement set forth in (v) above (the "100 holder" requirement). For purposes of determining ongoing compliance with the 100 holder requirement, Treasury Regulations require the Company to issue letters to certain shareholders demanding information regarding the amount of shares each such shareholder actually or constructively owns ("shareholder demand letters"). Although any failure by the Company to comply with the shareholder demand letters requirement should not jeopardize its REIT status, such failure would subject the Company to financial penalties. A list of those shareholders failing or refusing to comply with this demand must be maintained as part of the Company's records. A shareholder who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the shares and other information.


    As set forth in (vi) above, to qualify as a REIT, the Company must also satisfy the requirement set forth in Section 856(a)(6) of the Code that it not be closely held. The Company will not be closely held so long as at all times during the last half of any taxable year of the Company (other than the first taxable year for which the REIT election is made) not more than 50% in value of its outstanding shares of beneficial interest is owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities, other than, in general, qualified domestic pension funds) (the "5/50 Rule"). Although the Company's Declaration of Trust contains certain restrictions on the ownership and transfer of the Equity Shares (which include the Convertible Preferred Shares), the restrictions do not ensure that the Company will be able to satisfy the "five or fewer" requirement. If the Company fails to satisfy the "five or fewer" requirement, the Company's status as a REIT will terminate, and the Company will not be able to prevent such termination. However, for taxable years beginning after August 5, 1997, if the Company complies with the procedures prescribed in Treasury Regulations for issuing shareholder demand letters and does not know, or with the exercise of reasonable diligence would not have known, that the 5/50 Rule was violated, the requirement that the Company not be closely held will be deemed to be satisfied for the year. See "Certain Federal Income Tax Considerations--Failure to Qualify."


OWNERSHIP OF A PARTNERSHIP INTEREST

    In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the assets of the partnership corresponding to the REIT's capital interest in such partnership and is deemed to earn such proportionate share of the income of the partnership. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the REIT Requirements, including satisfying the gross income tests and the asset tests. Accordingly, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership, including the Operating Partnership's proportionate share of the assets, liabilities and items of income of each Property Partnership, are treated as assets, liabilities and items of income of the Company for purposes of applying the REIT Requirements, provided that the Operating Partnership and each of the Property Partnerships are treated as partnerships for federal income tax purposes. See "Certain Federal Income Tax Considerations--Tax Aspects of the Company's Investments in Partnerships--Partnership Classification."

  QUALIFIED REIT SUBSIDIARY

    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," within the meaning of section 856(i) of the Code, that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary are treated as assets, liabilities and such items of the REIT itself. A "qualified REIT subsidiary" is a corporation all of the capital stock of which is owned by the REIT. However, if an existing corporation is acquired by a REIT and becomes a "qualified REIT Subsidiary" of such REIT, all of its pre-acquisition earnings and profits must be distributed before the end of the REIT's taxable year. Any corporation formed directly by the Company to act as a general partner in any of the Property Partnerships will be a "qualified REIT subsidiary" and thus all of such subsidiary corporation's assets, liabilities, and items of income, deduction, and credit will be treated as assets, liabilities, and items of income, deduction and credit of the Company.

  INCOME TESTS

    To maintain its qualification as a REIT, the Company must satisfy two gross income requirements annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments and from dividends, interest, and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

    Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent received or accrued with respect to any property must not be based in whole or in part on the income or profits derived by any person from such property, although an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or gross sales. Rents received from a tenant that are based on the tenant's income from the property will not be treated as rents based on income or profits and thus excluded from the term "rents from real property" if the tenant derives substantially all of its income with respect to such property from the leasing or subleasing of substantially all of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by a REIT. Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from whom the REIT derives no income. However, the Company (or its affiliates) are permitted to directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered for the convenience of the occupant of the property. A de minimis exception allows a REIT to provide non-customary services to its tenants and not disqualify income as rents from real property so long as the value of the impermissible services does not exceed 1.0% of the gross income for the property. For these purposes, the amount the Company receives that is attributable to impermissible services may not be valued at less than 150% of the Company's direct cost of providing these services.


    Substantially all of the gross income of the Company is attributable to investments in real property and specifically to rents attributable to and gains from the disposition of real property. The Company believes that it does not receive rents based on the net income or profits of a tenant. Moreover, the Company believes that it does not receive rents in excess of a DE MINIMIS amount (generally rent from certain office space leased to PGI affiliates) from a Related Party Tenant. The Company also believes that it does not receive any rent attributable to personal property leased in connection with a lease of real property that exceeds 15% of the total rents received under any such lease (for this purpose the Company took into account as personal property the overhead cranes in use at certain of its industrial properties).



    The Operating Partnership provides certain services with respect to the Company's properties, but does not satisfy the "independent contractor" requirements described above. To the extent necessary to preserve the Company's status as a REIT, the Operating Partnership will arrange to have services provided by independent contractors from whom the Company or Operating Partnership does not derive or receive any income.


    The Operating Partnership also receives fees in exchange for the performance of certain usual and customary services relating to properties not owned entirely by the Operating Partnership. The ratable portion of these fees attributable to the part of the property not owned by the Operating Partnership does not constitute qualifying income under the 75% or 95% gross income tests. The remainder of these fees is ignored under the 75% and 95% gross income test so long as the Company has a significant interest in such property. The Company believes that the aggregate amount of such nonqualifying fees (and any other nonqualifying income) in any taxable year will not exceed the limits on nonqualifying income under the gross income tests described above.


    The Company's properties include a 398-space parking facility for which the Company, through the Operating Partnership, receives fees. This parking facility is operated through an independent contractor from whom the Company derives no income.


    The Services Company, pursuant to contractual arrangements, performs management services with respect to properties not owned by the Company or the Operating Partnership. The health club located in the 77 West Wacker Drive Building (which is available for use at certain membership fees by employees of tenants as well as by the general public) is owned by the Services Company. The income from such services and the revenues from the health club is taxed to the Services Company at the regular corporate tax rates. Note payments and dividends paid by the Services Company to the Operating Partnership will constitute qualifying income for purposes of the 95% gross income test but not for the purposes of the 75% gross income test.

    Should the potential amount of nonqualifying income in the future create a risk as to the qualification of the Company as a REIT, the Company intends to take action to avoid not qualifying as a REIT. The Company may for instance transfer certain nonqualifying activities to a taxable corporation such as the Services Company, from which it would receive dividends. If this should occur, the Operating Partnership would be entitled to receive dividends as a stockholder of such corporation. The amount of dividends available for distribution to the Company would be reduced below the comparable amount of fee income that would otherwise be received by the Operating Partnership because such a corporation would be subject to a corporate level tax on its taxable income, thereby reducing the amount of cash available for distribution. Furthermore, the Company would be required to structure the stock interest owned by the

Operating Partnership in such a corporation to ensure that the various asset tests described below were not violated (I.E., the Operating Partnership would not own more than 10% of the voting securities of such corporation and the value of the stock interest would not exceed 5% of the value of the Company's total assets).

    If the Company fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if (i) the Company's failure to meet such test(s) was due to reasonable cause and not due to willful neglect,
(ii) the Company reported the nature and amount of each item of its income included in the test(s) for such taxable year on a schedule attached to its return, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally earns exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. As discussed above in "--Taxation of the Company" even if these relief provisions apply, the Company will still be subject to a 100% tax on the greater of the amount by which the Company failed the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability. See "--Failure to Qualify."

  ASSET TESTS


    At the close of each quarter of its taxable year, the Company also must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets, including its allocable share of assets held by the Operating Partnership and each of the Operating Partnership's property owning subsidiaries (each individually, a "Property Partnership") in which the Operating Partnership is a partner, must be represented by real estate assets (which for this purpose includes stock or debt instruments held for not more than one year purchased with proceeds of a stock offering or a long-term (at least five years) debt offering of the Company), cash, cash items and U.S. government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities. By virtue of its partnership interest in the Operating Partnership, the Company will be deemed to own for purposes of the three asset tests its pro rata share of the assets of the Operating Partnership, and the assets of each Property Partnership in which the Operating Partnership is a partner. The Operating Partnership owns 100% of the preferred stock of the Services Company and the note issued by the Services Company, but none of that corporation's voting stock. The Company does not believe that its pro rata share of the stock and securities (I.E., the note) owned by the Operating Partnership in such corporation exceeds 5% of the total value of the Company's assets. No independent appraisals will be obtained to support this conclusion, and Tax Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the Company's representation that the preferred stock and note issued by the Services Company and held by the Operating Partnership does not cause the Company to fail the 5% value test.


    After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy any of the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

  ANNUAL DISTRIBUTION REQUIREMENTS

    To continue to qualify as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its shareholders each year in an amount at least equal to (i) the sum of (A) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) plus (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. A distribution which is not pro rata within a class of beneficial interest entitled to a dividend or which is not consistent with the rights to distributions between classes of beneficial interest (a "preferential dividend") is not taken into consideration for the purpose of meeting the distribution requirement. Accordingly, the payment of a preferential dividend could affect the Company's ability to meet this distribution requirement.

    To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. Furthermore, if the Company should fail to distribute for each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, plus (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. However, to the extent the Company elects to retain and pay income tax on net long-term capital gains it received during the year such amounts will be treated as having been distributed for purposes of the 4.0% excise tax.

    The Company has and intends to continue to make timely distributions sufficient to satisfy all of the annual distribution requirements. The Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy these distribution requirements. It is possible that, from time to time, the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to the insufficiency of cash flow from the Operating Partnership in a particular year or to timing differences between the actual receipt of income and actual payment of deductible expenses, on the one hand, and the inclusion of such income and deduction of such expenses in computing the Company's "REIT taxable income," on the other hand. In the event that such an insufficiency or such timing differences occur, in order to meet the 95% distribution requirement, the Company may find it necessary to cause the Operating Partnership to make distributions, to borrow funds, or to liquidate assets.

    If the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax return by the IRS upon audit, the Company may retroactively cure the failure by paying "deficiency dividends" to its shareholders in a later year, which may then be included in the Company's deduction for dividends paid for the earlier year. The Company may thus be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

  PENALTY TAX ON PROHIBITED TRANSACTIONS


    The Company's share of any gain realized on the sale of any property held as inventory or otherwise primarily for sale to customers in the ordinary course of its trade or business generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership, through the Property Partnerships, intends to hold the Company's properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the Properties as are consistent with the Company's investment objectives. Based upon such investment objectives, the Company believes that in general the Properties should not be considered inventory or other property held primarily for sale to customers in the ordinary course of a trade or business and that the amount of income from prohibited transactions, if any, will not be material.

FAILURE TO QUALIFY

    If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify as a REIT will not be required and, if made, will not be deductible by the Company. As a result, the Company's failure to qualify as a REIT will reduce the cash available for distribution by the Company to its shareholders. In addition, if the Company fails to qualify as a REIT, all distributions to the Company's shareholders will be taxable as ordinary dividend income to the extent of the Company's then current and accumulated earnings and profits, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be ineligible for qualification as a REIT during the four taxable years following the year during which qualification was lost. It is not possible to determine whether the Company would be entitled to such statutory relief in all circumstances.

TAX ASPECTS OF THE COMPANY'S INVESTMENTS IN PARTNERSHIPS

    The Company holds direct or indirect interests in the Operating Partnership and each of the Property Partnerships (each individually a "Partnership" and, collectively, the "Partnerships"). The following discussion summarizes certain federal income tax considerations applicable solely to the Company's investments in the Partnerships. The discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

  PARTNERSHIP CLASSIFICATION

    The Company will include in its income its distributive share of the income and will deduct its distributive share of the losses, of each of the Partnerships only if each such Partnership is classified for federal income tax purposes as a partnership rather than as an association (or publicly-traded partnership) taxable as a corporation.

    Prior to January 1, 1997, an organization formed as a partnership was treated as a partnership for federal income tax purposes rather than a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations in effect at that time used to distinguish a partnership from a corporation for tax purposes. These four characteristics were (i) continuity of life, (ii) centralization of management,
(iii) limited liability and (iv) free transferability of interests. Under final Treasury Regulations which became effective January 1, 1997, the four factor test has been eliminated, and an entity with two or more members formed as a partnership under relevant state law will be taxed as a partnership for federal income tax purposes unless it specifically elects otherwise. The final regulations also provide that the IRS will not challenge the classification of an existing partnership for tax periods prior to January 1, 1997 so long as (1) the entity had a reasonable basis for its claimed classification, (2) the entity and all its members recognized the federal income tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any member of the entity had been notified in writing on or before May 8, 1996, that the classification of the entity was under examination by the IRS.

    The Company believes that each Partnership formed on or after January 1, 1997 will be treated as a partnership for federal income tax purposes because each was or will be formed as a partnership under state law and will have two or more partners. Further, for each Partnership that was formed prior to

January 1, 1997, the Company expects that such Partnership will be treated as a partnership for federal income tax purposes for the periods before January 1, 1997 as (1) such Partnership had a reasonable basis for its claimed classification, (2) such Partnership and all its partners recognized the federal income tax consequences of any changes in the partnership's classification within the 60 months prior to January 1, 1997, and (3) neither the Partnership nor any member of the Partnership had been notified in writing on or before May 8, 1996, that the classification of the entity was under examination by the IRS.

    Additionally, the Company believes that none of the Partnerships will be treated as publicly traded partnerships within the meaning of Code Section 7704 that is taxed as a corporation for federal income tax purposes because, under the applicable Treasury Regulations, none of the interests in the Partnerships are registered under the Securities Act or traded on an established securities market and none of the Partnerships have more than 100 partners for purposes of Code Section 7704 (or will otherwise fall within one of the other "safe harbors" for the Partnership to avoid being treated as having interests which are "readily tradeable on a secondary market (or the substantial equivalent thereof)"). The Company further believes that none of the Partnerships will be treated as a publicly traded partnership on the basis of the gross income exception that 90% or more of its annual gross income will be from certain passive sources, such as rents from real property, interest, and the sale or disposition of real property and capital assets, and that none of the Partnerships would be described as an investment company if it were a domestic corporation.

    If for any reason any of the Partnerships were taxable as a corporation rather than as a partnership for federal income tax purposes, the character of the Company's assets and items of gross income would change, and, as a result, the Company would most likely be unable to satisfy the income and asset tests, which would thus prevent the Company from qualifying as a REIT. In addition, any change in the status for tax purposes of any of the Partnerships might be treated as a taxable event, in which case the Company could incur a tax liability without any related cash distribution. Further, if any of the Partnerships were to be treated as an association taxable as a corporation, items of income, gain, loss, deduction and credit of such Partnership would not pass through to its partners; instead, the Partnership would be taxable as a corporation, subject to entity-level taxation on its net income at regular corporate tax rates. The partners of any such Partnership would be treated for federal income tax purposes as stockholders, with distributions to such partners being treated as dividends. See "--Requirements for Qualification--Income Tests" and "--Asset Tests."

INCOME TAXATION OF THE PARTNERSHIPS AND THEIR PARTNERS

  PARTNERS, NOT PARTNERSHIPS, SUBJECT TO TAX

    A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. The Company will be required to take into account its allocable share of the foregoing items of the Partnerships for purposes of the various REIT income tests and in the computation of its "REIT taxable income." See "--Requirements for Qualification--Income Tests."

  PARTNERSHIP ALLOCATIONS

    Although a partnership agreement will generally determine the allocation of a partnership's income and losses among the partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Company believes that the allocations of taxable income and loss contained in the partnership agreements for each of the Partnerships complies with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

  TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES


    Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership (such as interests in the Property Partnerships that own the Company's properties) in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.



    The Operating Partnership was formed by way of contributions, including contributions of appreciated property (including interests in the Property Partnerships that own the Properties), by certain limited partners. Consequently, the Partnership Agreement requires allocations of income, gain, loss and deduction attributable to such contributed property to be made in a manner that is consistent with Section 704(c) of the Code.



    In general, these allocations tend to eliminate the Book-Tax Differences over the life of the Partnerships by allocating to the limited partners of the Operating Partnership, solely for tax purposes, lower amounts of depreciation deductions and increased taxable income and gain on the sale by the Property Partnerships of the Properties than would ordinarily be the case for economic or book purposes. The Operating Partnership and the Company will elect to use the "traditional method" under Treasury Regulation section 1.704-3(c) as the method of accounting for the Book-Tax Differences with respect to properties contributed to the Partnerships. However, this allocation method may not always entirely rectify a Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Moreover, the application of
Section 704(c) principles in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert that a different allocation should be used to eliminate any such Book-Tax Difference.


    With respect to any property purchased by any of the Property Partnerships subsequent to the formation of the Company, such property will initially have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

  DEPRECIATION DEDUCTIONS AVAILABLE TO THE OPERATING PARTNERSHIP

    Certain assets owned by the Operating Partnership and the Property Partnerships consist of property contributed by their partners. In general, when property is contributed in a tax-free transaction under Section 721 of the Code, the transferee partnership is treated in the same manner as the contributing partner for purposes of computing depreciation. The effect of this rule is to continue the historic basis, placed in service dates and depreciation methods with respect to property contributed to a partnership. In general, this will result in the Operating Partnership and the Property Partnerships claiming less depreciation than if they had purchased the contributed properties in a taxable transaction and could result in the Company being allocated less depreciation than if the contributed properties were purchased in a taxable transaction.

  BASIS IN PARTNERSHIP INTEREST

    The Company's adjusted tax basis in its partnership interest in the Operating Partnership is generally (i) equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company,
(ii) increased by (A) the Company's allocable share of the Operating Partnership's income and (B) the Company's allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) the Company's allocable share of the Operating Partnership's losses and (B) the amount of cash and the basis of any other property distributed by the Operating Partnership to the Company, including any constructive cash distributions resulting from a reduction in the Company's allocable share of indebtedness of the Operating Partnership.

    If the allocation to the Company of its distributive share of any loss of the Operating Partnership would reduce the adjusted tax basis in its partnership interest in the Operating Partnership below zero, the recognition of such excess loss will be deferred until such time and to the extent that the Company has sufficient tax basis in its partnership interest so that the recognition of such loss would not reduce the amount of such tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (each such decrease being considered a constructive cash distribution to the Company), would reduce the Company's adjusted tax basis in its partnership interest below zero, such excess distributions (including such constructive distributions) would constitute taxable income to the Company. Such distributions and constructive distributions will normally be characterized as a capital gain, and if the Company has held its partnership interest in the Operating Partnership for longer than the long-term capital gain holding period (currently eighteen months), the distributions and constructive distributions will constitute long-term capital gains.

    The rules described above with respect to basis apply equally to the Operating Partnership in its capacity as a partner in any Property Partnership, as well as to the Company in its capacity as a partner in any Property Partnership.

TAXATION OF TAXABLE U.S. SHAREHOLDERS


    As used herein, the term "U.S. Shareholder" means a holder of common shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or (iv) is an estate subject to taxation in the United States, regardless of its source of income.


    As long as the Company continues to qualify as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its U.S. Shareholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction in the case of U.S. Shareholders that are corporations.

    Dividends paid to U.S. Shareholders will be treated as portfolio income. Such income, therefore, will not be subject to reduction by losses from passive activities (i.e., any interest in a rental activity or in a trade or business in which the holder does not materially participate, such as certain interests held as a limited partner) of any holder who is subject to the passive activity loss rules. Such distributions will, however, be considered investment income which may be offset by certain investment expense deductions.


    Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to U.S. Shareholders as long-term capital gains (to the extent that they do not exceed the Company's actual net capital gain of the taxable year) without regard to the period for which a U.S. Shareholder has held his/her common shares. The highest marginal individual income tax rate (which applies to ordinary income and gain from the sale or exchange of capital assets held for one year or less) currently is 39.6%. The maximum tax rate on mid-term capital gains applicable to noncorporate taxpayers is 28.0% for sales and exchange of assets held for more than one year but not more than 18 months and the maximum tax rate on long-term capital gains applicable to noncorporate taxpayers is 20.0% for sales and exchange of assets held for more than 18 months. The maximum tax rate applicable to noncorporate taxpayers on long-term capital gain from the sale or exchange of "section 1250 property" (I.E., depreciable real property) is 25.0% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions designated by the Company as capital gain dividends and retained capital gains that the Company is deemed to distribute, the Company may designate (subject to certain limits) whether the distribution is taxable to its noncorporate shareholders at a 20.0%, 25.0%, or 28.0% rate. Thus, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against noncorporate taxpayers' ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by noncorporate taxpayers. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years. U.S. Shareholders that are corporations may, however, be required to treat up to 20.0% of certain capital gain dividends as ordinary income.

    The Company may elect to retain amounts representing long-term capital gain income on which the Company will be taxed at regular corporate rates. In that case, each shareholder will be taxed on a proportionate share of the total long-term capital gains retained by the Company and will also receive a credit for a proportionate share of the tax paid by the Company. Finally, each shareholder shall increase the adjusted basis in his/her shares by the difference between the allocable amount of long-term capital gain and the tax deemed paid by the shareholder. If the Company should elect to retain long-term capital gains, it will notify each shareholder of the relevant tax information within 60 days after the close of the taxable year.


    To the extent that the Company makes distributions (not designated as capital gain dividends or retained capital gains) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in his/her common shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder's adjusted basis in his/her shares taxable as capital gains (provided that the shares have been held as a capital asset). Dividends declared by the Company in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of the Company.



    Upon any sale or other disposition of common shares, the holder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition, and (ii) the holder's adjusted basis in the shares. Such gain or loss will generally be capital gain or loss and will be taxable at a rate of 28.0% if such shares have been held for more than one year but not more than 18 months or 20.0% if such shares have been held for more than eighteen months. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of common shares that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Shareholder from the Company which were required to be treated as long-term capital gains.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

    Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income("UBTI"). While many investments in real estate generate UBTI, the IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute UBTI, even though the REIT may have financed certain of its activities with acquisition indebtedness. Although revenue rulings are interpretive in nature and are subject to revocation or modification by the IRS, based upon the revenue ruling and the analysis therein, distributions made by the Company to a U.S. Shareholder that is a tax-exempt entity (such as an individual retirement account ("IRA") or a 401(k) plan) should not constitute UBTI unless such tax-exempt U.S. Shareholder has financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, or the shares are otherwise used in an unrelated trade or business conducted by such U.S. Shareholder.

    Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of a "pension-held REIT" at any time during a taxable year beginning after December 31, 1993. Such a pension fund may be required to treat a certain percentage of all dividends received from the REIT during the year as UBTI. The percentage is equal to the ratio of the REIT's gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were a tax-exempt pension fund, to the REIT's gross income (less direct expenses related thereto) from all sources. The special rules will not apply to require a pension fund to recharacterize a portion of its dividends as unrelated business taxable income unless the percentage computed is at least 5%.

    A REIT will be treated as a "pension-held REIT" if the REIT is predominantly held by tax-exempt pension funds and if the REIT would otherwise fail to satisfy the "5/50 Rule" discussed above, see "--Requirements for Qualification--Organizational Requirements," if the stock or beneficial interests of the REIT held by such tax-exempt pension funds were not treated as held directly by their respective beneficiaries. A REIT is predominantly held by tax-exempt pension funds if at least one tax-exempt pension fund holds more than 25% (measured by value) of the REIT's stock or beneficial interests, or if one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of the REIT's stock or beneficial interests) own in the aggregate more than 50% (measured by value) of the REIT's stock or beneficial interests. The Company believes that it will not be treated as a pension-held REIT. However, because the shares of the Company will be publicly traded, no assurance can be given that the Company is not or will not become a pension-held REIT.

TAXATION OF NON-U.S. SHAREHOLDERS

    The rules governing United States federal income taxation of any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created in the United States or under the laws of the United States or of any state thereof, (iii) an estate whose income is includable in income for U.S. federal income tax purposes regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust (collectively, "Non-U.S. Shareholders") are highly complex, and the following discussion is intended only as a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN COMMON SHARES, INCLUDING ANY REPORTING REQUIREMENTS.


    In general, Non-U.S. Shareholders are subject to regular United States income tax with respect to their investment in common shares in the same manner as a U.S. Shareholder if such investment is

"effectively connected" with the Non-U.S. Shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. Shareholder that receives income with respect to its investment in common shares that is (or is treated as) effectively connected with the conduct of a trade or business in the United States also may be subject to the 30% branch profits tax imposed by the Code, which is payable in addition to regular United States corporate income tax. The following discussion addresses only the United States taxation of Non-U.S. Shareholders whose investment in common shares is not effectively connected with the conduct of a trade or business in the United States.


  ORDINARY DIVIDENDS

    Distributions made by the Company that are not attributable to gain from the sale or exchange by the Company of United States real property interests and that are not designated by the Company as capital gain dividends will be treated as ordinary income dividends to the extent made out of current or accumulated earnings and profits of the Company. Generally, such ordinary income dividends will be subject to United States withholding tax at the rate of 30% on the gross amount of the dividends paid unless reduced or eliminated by an applicable United States income tax treaty. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Shareholder unless a lower treaty rate applies and the Non-U.S. Shareholder has filed an IRS Form 1001 with the Company, certifying the Non-U.S. Shareholder's entitlement to treaty benefits. The IRS has issued final regulations regarding the backup withholding rules as applied to Non-U.S. Shareholders. These regulations alter the current system of backup withholding compliance and are effective for distributions made after December 31, 1999.

  NON-DIVIDEND DISTRIBUTIONS


    Unless common shares constitute a United States Real Property Interest (a "USRPI"), distributions made by the Company in excess of its current and accumulated earnings and profits will be treated first as a tax-free return of capital to each Non-U.S. Shareholder, reducing the adjusted basis which such Non-U.S. Shareholder has in his common shares for U.S. tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a Non-U.S. Shareholder's adjusted basis in his shares being treated as gain from the sale or exchange of such shares, the tax treatment of which is described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of the Company's current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution. However, the Non-U.S. Shareholder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of the Company's then current and accumulated earnings and profits.



    If common shares constitute a USRPI, such distributions will be subject to 10% withholding and taxed pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at a rate of 35% to the extent such distributions exceed a Non-U.S. Shareholder's basis in its common shares. The common shares will not constitute a USRPI so long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which, at all times during a specified testing period, less than 50% in value of its stock or beneficial interests are held directly or indirectly by Non-U.S. Shareholders. The Company believes that it will be a "domestically controlled REIT," and therefore that the common shares will not be treated as USRPIs under FIRPTA. However, because the common shares will be publicly traded, no assurance can be given that the Company is or will continue to be a "domestically-controlled REIT."



    If the Company did not constitute a "domestically-controlled REIT," the common shares would be treated as USRPIs subject to United States taxation under FIRPTA unless (i) the common shares are "regularly traded" (as defined in the applicable Treasury regulations) and (ii) the Non-U.S. Shareholder's interest (after application of certain constructive ownership rules) in the Company is 5.0% or less at all times during the five years preceding the sale or exchange.

  CAPITAL GAINS DIVIDENDS

    As long as the Company continues to qualify as a REIT, distributions made by the Company that are attributable to gain from the sale or exchange by the Company of any USRPI will be taxed to a Non-U.S. Shareholder under FIRPTA. Under FIRPTA, such distributions are taxed to a Non-U.S. Shareholder as if such distributions were gains "effectively connected" with the conduct of a trade or business in the United States. Accordingly, a Non-U.S. Shareholder will be taxed on such distributions at the same capital gain rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the case of a corporate Non-U.S. Shareholder that is not entitled to treaty relief or exemption. The Company will be required to withhold tax from any distribution to a Non-U.S. Shareholder that could be designated by the Company as a USRPI capital gain dividend in an amount equal to 35% of the gross distribution. The amount of tax withheld is fully creditable against the Non-U.S. Shareholder's FIRPTA tax liability, and if such amount exceeds the Non-U.S. Shareholder's federal income tax liability for the applicable taxable year, the Non-U.S. Shareholder may seek a refund of the excess from the IRS. In addition, if the Company designates prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding.

    Pursuant to Treasury Regulations effective through December 31, 1999, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding requirements discussed above and the applicability of any treaty rate. Under revised Treasury Regulations effective January 1, 2000, different presumptions and procedures apply to determine whether or not a dividend is subject to withholding and whether a possibly reduced treaty rate of withholding is available. In addition, new rules apply to dividends to foreign entities, including partnerships and other pass-through entities. Distributions in excess of current or accumulated earnings and profits of the Company to a Non-U.S. Shareholder may, to the extent they are not subject to 30% withholding or are subject to a lower treaty rate, may nevertheless be subject to separate withholding at a rate of 10% nevertheless under the rules of Code Section 1445. Non-U.S. Shareholders should discuss these new complex withholding rules with their tax advisors.

  DISPOSITION OF SHARES OF BENEFICIAL INTEREST OF THE COMPANY


    Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of common shares generally will not be subject to United States taxation unless the common shares constitute a USRPI within the meaning of FIRPTA (as described above).



    If the common shares were treated as USRPI so that gain on the sale or exchange of the common shares would be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Shareholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the common shares (including the Company) would be required to withhold and remit to the IRS 10% of the purchase price. Additionally, in such case, distributions on the common shares to the extent they represent a return of capital or capital gain from the sale of the common shares, rather than dividends, would be subject to a 10% withholding tax.



    Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Shareholder in two cases; (i) if the Non-U.S. Shareholder's investment in the common shares of the Company is effectively connected with a U.S. trade or business conducted by such Non-U.S. Shareholder, the Non-U.S. Shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (ii) if the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual's capital gain.

  ESTATE TAX

    Common Shares of the Company owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to U.S. federal estate tax on the property includable in the estate for U.S. federal estate tax purposes.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

    The Company will report to its U.S. Shareholders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Shareholder may be subject to backup withholding at the rate of 31% on dividends paid unless such U.S. Shareholder (i) is a corporation or falls within certain other exempt categories and, when required, can demonstrate this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Shareholder's federal income tax liability. In addition, the Company may be required to withhold a portion of any capital gain distributions made to U.S. Shareholders who fail to certify their non-foreign status to the Company. See "--Taxation of Non-U.S. Shareholders." The IRS has issued final regulations regarding the backup withholding rules as applied to Non-U.S. Shareholders. These regulations alter the current system of backup withholding compliance and are effective for distributions made after December 31, 1999.

    Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Shareholders, and Non-U.S. Shareholders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.

OTHER TAX CONSIDERATIONS

  CLINTON REIT PROPOSALS

    The Clinton Administration budget proposals for fiscal year 1999 include various proposed changes with respect to the REIT federal income tax laws. Most significant to the Company is a proposal that would prohibit a REIT from owning more than 10% of the value of the outstanding stock of any corporation (other than a qualified REIT subsidiary). Under current law, a REIT is only prohibited from owning more than 10% of the voting stock of a corporation. The Company's ownership of all of the non-voting preferred stock of the Services Company complies with current REIT qualification rules while allowing the Company to receive substantially all of the economic benefit (I.E., 95%) of the Services Company's income-producing activities on an after-tax basis. If enacted, the administration's proposal would limit the value of the Company's investment in the Services Company to no more than 10% of such economic benefits. Although it is possible that transition rules could be enacted which would allow the Company to maintain its existing ownership of the Services Company preferred stock, there can be no assurance that any such transition rules will be adopted. Moreover, even if transition rules are adopted, the future ability of the Company to receive increased amounts of distributions from the Services Company of the future ability of the Services Company to increase its level of operations may be substantially restricted.

    The Clinton Administration proposals would also eliminate the ability of an existing C corporation which elects REIT status to defer recognition of built-in gain on assets until such assets are disposed of during a 10 year period (under current law, thereafter no gain is recognized). The proposal would limit the availability of that built-in gain deferral provision to small C corporations (I.E., corporations the value of whose stock is $5,000,000 or less). This proposal, if enacted, could adversely affect the ability of the Company to acquire substantially all of the assets of existing C corporations and thus potentially limit the Company's growth.

    No prediction can be made as to the likelihood of passage into law of the administration's REIT proposals or as to the effective date of any changes.

  OTHER POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES


    Prospective holders should recognize that the present federal income tax treatment of the Company may be modified by future legislative, judicial or administrative actions or decisions at any time, which may be retroactive in effect, and, as a result, any such action or decision may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in statutory changes as well as promulgation of new, or revisions to existing, regulations and revised interpretations of established concepts. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting the Company or its shareholders. Revisions in federal income tax laws and interpretations thereof could adversely affect the tax consequences of an investment in the common shares.


  STATE AND LOCAL TAXES


    The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective holders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

                              ERISA CONSIDERATIONS

    The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to a prospective purchaser (including, with respect to the discussion contained in "--Status of the Company under ERISA," to a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan or an IRA). This discussion does not propose to deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not pre-empted, state law that may be relevant to particular employee benefit plan shareholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.


    A FIDUCIARY MAKING THE DECISION TO INVEST IN COMMON SHARES ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN ERISA PLAN, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND (TO THE EXTENT NOT PRE-EMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP OR SALE OF COMMON SHARES BY SUCH PLAN OR IRA. Plans should also consider the entire discussion under the heading "Certain Federal Income Tax Considerations," as material contained therein is relevant to any decision by an employee benefit plan, tax-qualified retirement plan or IRA to purchase the common shares.


EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS


    Each fiduciary of an employee benefit plan subject to Title I of ERISA (an "ERISA Plan") should carefully consider whether an investment in common shares is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require (i) an ERISA Plan's investments to be prudent and in the best interests of the ERISA Plan, its participants and beneficiaries, (ii) an ERISA Plan's investments to be diversified in order to reduce the risk of large losses, unless it is clearly prudent not to do so, (iii) an ERISA Plan's investments to be authorized under ERISA and the terms of the governing documents of the ERISA Plan and (iv) that the fiduciary not cause the ERISA Plan to enter into transactions prohibited under Section 406 of ERISA. In determining whether an investment in common shares is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow and funding requirements of the ERISA Plan and the liquidity and current return of the ERISA Plan's portfolio. A fiduciary should also take into account the nature of the Company's business, the length of the Company's operating history and other matters described under "Risk Factors."



    The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan, or because it does not cover common law employee (a "Non-ERISA Plan"), should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Section 4975 of the Code and permitted under applicable state law.


STATUS OF THE COMPANY UNDER ERISA


    A prohibited transaction may occur if the assets of the Company are deemed to be assets of the investing Plans and "parties in interest" or "disqualified persons" as defined in ERISA and Section 4975 of the Code, respectively, deal with such assets. In certain circumstances where a Plan holds an interest in an entity, the assets of the entity are deemed to be Plan assets (the "look-through rule"). Under such circumstances, any person that exercises authority or control with respect to the management or disposition of such assets is a Plan fiduciary. Plan assets are not defined in ERISA or the Code, but the United States Department of Labor has issued regulations, effective March 13, 1987 (the "Regulations"), that outline the circumstances under which a Plan's interest in an entity will be subject to the look-through rule.

    The Regulations apply only to the purchase by a Plan of an "equity interest" in an entity, such as common stock or common shares of beneficial interest of a REIT. However, the Regulations provide an exception to the look-through rule for equity interests that are "publicly-offered securities."

    Under the Regulations, a "publicly-offered security" is a security that is
(i) freely transferable, (ii) part of a class of securities that is widely held and (iii) either (a) part of a class of securities that is registered under section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or (b) sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such longer period allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is considered "freely transferable" depends on the facts and circumstances of each case. Generally, if the security is part of an offering in which the minimum investment is $10,000 or less, any restriction on or prohibition against any transfer or assignment of such security for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes will not of itself prevent the security from being considered freely transferable. A class of securities is considered "widely held" if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another.


    The Company anticipates that the common shares will meet the criteria of the publicly-offered securities exception to the look-through rule. First, the Company anticipates that the common shares will be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon its transfer are those required under federal tax laws to maintain the Company's status as a REIT. Second, the Company believes that the common shares will be held by 100 or more investors and that at least 100 or more of these investors will be independent of the Company and of one another. Third, the common shares will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and will be registered under the Exchange Act within 120 days after the end of the fiscal year of the Company during which the offering of such securities to the public occurs. Accordingly, the Company believes that if a Plan purchases common shares, the Company's assets should not be deemed to be Plan assets and, therefore, a person who exercises authority or control with respect to the Company's assets should not be treated as a Plan fiduciary for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Code.

                              SELLING SHAREHOLDERS


    The table below sets forth certain information concerning the Selling Shareholders. The Offered Shares, respectively, are beneficially owned by certain clients of Cohen & Steers Capital Management, Inc. ("Cohen & Steers"), Morgan Stanley Asset Management, Inc. ("Morgan Stanley") and Southeastern Asset Management, Inc. ("Southeastern" and collectively with Cohen & Steers and Morgan Stanley, the "Advisors"), respectively, for which Cohen & Steers, Morgan Stanley and Southeastern act as investment advisors. The Advisors, acting on behalf of such clients, purchased the Offered Shares from the Company pursuant to a Purchase Agreement dated as of March 25, 1998. Neither the Advisors nor any of the Selling Shareholders have held any position or office or, to the knowledge of the Company, has had any material relationship with the Company or any of the Company's affiliates or predecessors within the past three years (except for prior ownership of common shares of the Company).



    The Offered Shares represent approximately 17.1% of the number of common shares outstanding as of November 13, 1998. Because the Selling Shareholders may sell all or some of their Offered Shares, no estimate can be made of the number owned, beneficially or otherwise, by each Selling Shareholder upon completion of the Offering. There is no assurance that the Selling Shareholders will sell any of the Offered Shares.



                                                                                  NUMBER OF
                                                                                COMMON SHARES
                                                                                  OWNED AND
NAME OF SELLING SHAREHOLDER                                                    OFFERED HEREBY
-----------------------------------------------------------------------------  ---------------
Cohen & Steers Realty Shares, Inc.(1)........................................      1,157,800
Cohen & Steers Special Equity Fund, Inc.(1)..................................        122,000
Cohen & Steers Equity Income Fund, Inc.(1)...................................         30,000
Cohen & Steers Realty Income Fund, Inc.(1)...................................         33,000
Cohen & Steers Total Return Realty Fund, Inc.(1).............................        130,000
Cohen & Steers Managed Retirement Fund(1)....................................         48,000
Stichting Pensioenfonds ABP(2)...............................................        154,839
Stichting Bedrijfspensioenfonds voor de Metaalnijverheid(2)..................        103,226
Morgan Stanley Real Estate Special Situations, Inc.(2).......................         34,658
Morgan Stanley Real Estate Special Situations Fund I, LP(2)..................        156,403
Morgan Stanley Real Estate Special Situations Fund II, LP(2).................        208,537
MS Special Funds Pte. Ltd.(2)................................................        103,226
Morgan Stanley Real Estate Special Situations Investors, L.P.(2).............         13,305
Yale University(3)...........................................................        285,000
                                                                               ---------------
    TOTAL....................................................................      2,579,994
                                                                               ---------------
                                                                               ---------------


---------


(1) Cohen & Steers acts as investment advisor to the accounts that beneficially own these common shares.



(2) Morgan Stanley acts as investment advisor to the accounts that beneficially own these common shares.



(3) Southeastern acts as an investment advisor to this holder of these common shares.

                              PLAN OF DISTRIBUTION


    The Company will not receive any proceeds from the offering by the Selling Shareholders. Any of the Selling Shareholders may from time to time, in one or more transactions, or a series of transactions, sell all or a portion of the Offered Shares on the NYSE, in the over-the-counter market, or on any other national securities exchange or trading system on which the common shares are listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the Offered Shares from time to time will be determined by the Selling Shareholders and, at the time of such determination, may be higher or lower than the market price of the common shares on the NYSE or other exchange or trading system on which the common shares are admitted for trading privileges. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a Selling Shareholder or from purchasers of Offered Shares for whom they may act as agents, and underwriters may sell Offered Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Under agreements that may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Offered Shares may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The Offered Shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. Each of the Selling Shareholders receives the right to accept or reject, in whole or in part, any proposed purchase of the Offered Shares made directly or through agents.



    The methods by which the Offered Shares may be sold include:



    - a block trade in which the broker-dealer so engaged will attempt to sell the Offered Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;



    - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus;



    - ordinary brokerage transactions and transactions in which the broker solicits purchasers;



    - an exchange distribution in accordance with the rules of the NYSE or other exchange or trading system on which the common shares are admitted for trading privileges;



    - privately-negotiated transactions; and



    - underwritten transactions.



    The Selling Shareholders and any agents or broker-dealers participating in the distribution of the Offered Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Offered Shares by the Selling Shareholders and any commissions received by any such agents or broker-dealers may be deemed to be underwriting commissions or discounts under the Securities Act.


    When a Selling Shareholder elects to make a particular offer of Offered Shares, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such Selling Shareholder and any other required information.

    In order to comply with the securities laws of certain states, if applicable, the Offered Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Offered Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

    The Company has registered the Offered Shares as required under the terms of certain agreements between the Company and the Selling Shareholders. The Company has agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the Offered Shares, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of all independent certified accountants and fees and expenses incurred in connection with listing the Offered Shares on NYSE. The Selling Shareholders will pay any underwriting discounts, sales and commissions, fees and disbursements of counsel for the Selling Shareholders and transfer taxes, if any. The Company also has agreed to indemnify each of the Selling Shareholders and their respective officers, directors, agents, investment advisors and employees and each person who controls (within the meaning of the Securities Act) such Selling Shareholder and the officers, directors, agents and employees of such controlling person, against certain losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this Offering. Each of the Selling Shareholders has agreed to indemnify the Company, its officers, trustees, agents and employees and each person who controls (within the meaning of the Securities
Act) the Company and the officers, directors, agents and employees of each such controlling person against certain losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this Offering with respect to certain written information furnished to the Company by such Selling Shareholder, provided, however, that the indemnification obligation is several, not joint, as to each Selling Shareholder, provided further, however, that each Selling Shareholder shall not be obligated to provide such indemnification to the extent liability resulted from the Company's failure to amend or take action promptly to correct or supplement any Registration Statement or Prospectus after receiving written notice from the Selling Shareholder of an untrue statement of material fact or an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading. In no event shall the liability of any Selling Shareholder be greater than the dollar amount of the proceeds received by such Selling Shareholder upon the sale of the Offered Shares giving rise to such indemnification obligation.


                                 LEGAL MATTERS


    Certain legal matters in connection with the Offering will be passed upon for the Company by Winston & Strawn, Chicago, Illinois. Legal matters relating to Maryland law, including the validity of the issuance of the common shares offered hereby, will be passed upon for the Company by Miles & Stockbridge P.C., Baltimore, Maryland. In addition, the description of federal income tax consequences contained in this Prospectus under "Certain Federal Income Tax Considerations" is, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, the opinion of Winston & Strawn, special tax counsel to the Company as to the material federal income tax consequences of the Offering. Governor James R. Thompson, Chairman of Winston & Strawn, is a trustee of the Company.


                                    EXPERTS


    The consolidated financial statements of Prime Group Realty Trust as of December 31, 1997 and for the period from November 17, 1997 to December 31, 1997 and the combined financial statements of the Predecessor Properties as of December 31, 1996 and for the period from January 1, 1997 to November 16, 1997, and for each of the two years in the period ended December 31, 1996 included in the Company's Annual Report on Form 10-K (as amended by Form 10-K/A), the statement of revenue and certain expenses of Continental Office Towers for the year ended December 31, 1996, and the statement of revenue and certain expenses of 180 North LaSalle Street for the year ended December 31, 1996, included in the Company's Current Report on Form 8-K dated December 15, 1997 (as amended by Form 8-K/A thereto filed on February 27, 1998), the statement of revenue and certain expenses of 2675 Mayfair for the period from January 1, 1997 to September 30, 1997, included in the Company's Current Report on Form 8-K dated December 30, 1997 (as amended by Form 8-K/A dated December 15, 1997 filed on February 27, 1998), the statement of revenue and certain expenses of 33 North Dearborn for the year ended December 31, 1996 included in the Company's Current Report on Form 8-K dated January 14, 1998

(as amended by Form 8-K/A thereto filed on March 31, 1998), the statement of revenue and certain expenses of Commerce Point for the year ended December 31, 1996 included in the Company's Current Report on Form 8-K dated February 20, 1998 (as amended by Form 8-K/A thereto filed on May 5, 1998), the statement of revenue and certain expenses of 208 South LaSalle for the year ended December 31, 1997 and the statement of revenue and certain expenses of 122 South Michigan Avenue for the year ended December 31, 1997 included in the Company's Current Report on Form 8-K dated March 31, 1998, the statement of revenue and certain expenses of 6400 Shafer Court for the year ended December 31, 1997 and the statement of revenue and certain expenses of Two Century Centre for the year ended December 31, 1997 included in the Company's Current Report on Form 8-K dated May 29, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION


    The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected without charge and copied upon payment of the prescribed fee at the Public Reference Section of the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Such material can also be obtained from the Commission's worldwide web site at http://www.sec.gov. The Company's outstanding common shares are listed on the NYSE under the symbol "PGE" and all such reports, proxy statements and other information filed by the Company with the NYSE may be inspected at the NYSE's offices at 20 Broad Street, New York, New York 10005.



    The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street N.W., Washington, D.C. 20549, a Registration Statement (of which this prospectus is a part) on Form S-3 under the Securities Act and the rules and regulations promulgated thereunder with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the Registration Statement and the exhibits and financial statements thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus or in any document incorporated by reference herein or therein, as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the common shares offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



    The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:



    a. The Company's Annual Report on Form 10-K/A for the year ended December 31, 1997;



    b. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998; and



    c. The Company's Current Reports on Form 8-K dated January 14, 1998 (as amended on Form 8-K/A filed on March 31, 1998), February 20, 1998 (as amended on Form 8-K/A filed on May 5, 1998), March 19, 1998, March 31, 1998 (as amended on Form 8-K/A filed on June 15, 1998), and May 29, 1998, and the Company's two Current Reports on Form 8-K/A filed on February 27, 1998.



    Any documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the Offered Shares to which this prospectus relates shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing such documents.



    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in an accompanying prospectus supplement (if any) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, or in an accompanying prospectus supplement (if any).



    Copies of all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) will be provided by the Company without charge to each person, including any beneficial owner, to whom this prospectus are delivered upon written or oral request. Requests should be directed to the Secretary/ General Counsel, Prime Group Realty Trust, 77 West Wacker Drive, Chicago, Illinois, 60601, telephone number (312) 917-1300.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                2,579,994 Shares


                                     [LOGO]

                            PRIME GROUP REALTY TRUST


                      Common Shares of Beneficial Interest


                              -------------------

                              P R O S P E C T U S

                              -------------------


                                           , 1998



WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS TO YOU OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, YOU MUST NOT REPLY UPON SUCH INFORMATION OR REPRESENTATIONS AS HAVING BEEN AUTHORIZED BY US OR ANY OF THE SELLING SHAREHOLDERS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED BY THIS PROSPECTUS, NOR IS IT AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE COMMON SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC registration fee........................................  $     15,938
NYSE listing fee............................................         9,030
Printing and engraving expenses.............................     1,200,000
Legal fees and expenses.....................................       900,000
Accounting and due diligence fees and expenses..............       975,000
Miscellaneous...............................................       200,000
                                                              ------------
    Total...................................................  $  3,299,968
                                                              ------------
                                                              ------------

---------

All expenses of registration incurred in connection with the Offering are being borne by the Company, but all selling and other expenses incurred by an individual Selling Shareholder will be borne by such Selling Shareholder.


ITEM 15. INDEMNIFICATION OF TRUSTEES AND OFFICERS.


    The Declaration of Trust and Bylaws authorize the Company to indemnify its present and former trustees and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time under Maryland law. The MGCL, as applicable to Maryland REITs, currently provides that indemnification of a person who is a party, or threatened to be made a party, to legal proceedings by reason of the fact that such a person is or was a trustee, officer, employee or agent of a corporation or other firm at the request of a corporation, or is or was serving as a trustee, officer, employee or agent of a corporation or other firm at the request of a corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, is mandatory in certain circumstances and permissive in others, subject to authorization by the board of trustees, a committee of the board of trustees consisting of two or more trustees not parties to the proceeding (if there does not exist a majority vote quorum of the board of trustees consisting of trustees not parties to the proceeding), special legal counsel appointed by the board of trustees or such committee of the board of trustees, or by the shareholders, so long as it is not established that the act or omission of such person was material to the matter giving rise to the proceedings and was committed in bad faith, was the result of active and deliberate dishonesty, involved such person receiving an improper personal benefit in money, property or services, or, in the case of criminal proceedings, such person had reason to believe that his or her act or omission was unlawful.

    The Company's officers and trustees are also indemnified pursuant to the Partnership Agreement and their respective employment agreements, which agreements are filed as exhibits hereto.


    The Company purchased an insurance policy which purports to insure the officers and trustees of the Company against certain liabilities incurred by them in the discharge of their functions as such officers and trustees, except for liabilities resulting from their own malfeasance.



ITEM 16. EXHIBITS.



  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      3.1    Articles of Amendment and Restatement of Declaration of Trust of Prime Group Realty Trust as filed as an exhibit to the Company's 1997 Annual Report on Form 10-K and incorporated herein by reference

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      3.2    Articles Supplementary to the Articles of Amendment and Restatement of Declaration of Trust of Prime
             Group Realty Trust as filed as an exhibit to the Company's Quarterly Report on Form 10-Q and incorporated herein by reference

      3.3    Amended and Restated Bylaws of Prime Group Realty Trust as filed as an exhibit to the Company's 1997
             Annual Report on Form 10-K and incorporated herein by reference

      3.4    Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P. (the "Amended and
             Restated Agreement of Limited Partnership") as filed as an exhibit to the Company's 1997 Annual Report on Form 10-K and incorporated herein by reference

      3.5    Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership dated as of December 15,
             1998 as filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-51599) and
             incorporated herein by reference

      3.6    Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership dated as of December 15,
             1998 as filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-51599) and
             incorporated herein by reference

      3.7    Amendment No. 3 to the Amended and Restated Agreement of Limited Partnership dated as of January 15,
             1998 as filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-51599) and
             incorporated herein by reference

      3.8    Amendment No. 4 to the Amended and Restated Agreement of Limited Partnership dated as of February 13,
             1998 as filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-51599) and
             incorporated herein by reference

      3.9    Amendment No. 5 to the Amended and Restated Agreement of Limited Partnership dated as of March 13, 1998 as filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-51599) and
             incorporated herein by reference

      3.10   Amendment No. 6 to the Amended and Restated Agreement of Limited Partnership dated as of March 25, 1998 as filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-51599) and
             incorporated herein by reference

      3.11   Amendment No. 7 to the Amended and Restated Agreement of Limited Partnership dated as of April 15, 1998 as filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-51599) and
             incorporated herein by reference

      3.12   Amendment No. 8 to the Amended and Restated Agreement of Limited Partnership dated as of May 15, 1998 as filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-51599) and
             incorporated herein by reference

      3.13   Amendment No. 9 to the Amended and Restated Agreement of Limited Partnership dated as of June 5, 1998 as filed as an exhibit to Company's Quarterly Report on Form 10-Q and incorporated herein by reference

      3.14   Amendment No. 10 to the Amended and Restated Agreement of Limited Partnership dated as of June 15, 1998 as filed as an exhibit to Company's Quarterly Report on Form 10-Q and incorporated herein by reference

      3.15*  Amendment No. 11 to the Amended and Restated Agreement of Limited Partnership dated as of July 15, 1998

      3.16*  Amendment No. 12 to the Amended and Restated Agreement of Limited Partnership dated as of August 14,
             1998

      3.17*  Amendment No. 13 to the Amended and Restated Agreement of Limited Partnership dated as of September 15,
             1998

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      3.18   Amendment No. 13 to the Amended and Restated Agreement of Limited Partnership dated as of October 15,
             1998 as filed as an exhibit to the Company's Quarterly Report on Form 10-Q and incorporated herein by reference

      5.1*   Opinion of Miles & Stockbridge regarding the validity of the common shares being registered

      8.1*   Opinion of Winston & Strawn regarding tax matters

     23.1*   Consent of Miles & Stockbridge (included in Exhibit 5.1)

     23.2*   Consent of Winston & Strawn (included in Exhibit 8.1)

     23.3    Consent of Ernst & Young LLP

     24.1*   Powers of Attorney (included on signature page in Part II of the initial filing)


---------

*   previously filed


ITEM 17. UNDERTAKINGS.



    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the provisions described under Item 33 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



    (b) The undersigned registrant hereby undertakes:


        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


        (2) To remove from registration by means of a post-effective amendment any of the Offered Shares being registered which remain unsold at the termination of the Offering.


        (3) That for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that the shall be deemed to be the initial bona fide offering thereof.



    (c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 16, 1998.


                                PRIME GROUP REALTY TRUST

                                By:             /s/ RICHARD S. CURTO
                                     -----------------------------------------
                                                  Richard S. Curto
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement has been signed below on November 16, 1998 by the following persons in the capacities indicated.


             NAME                                   TITLE
------------------------------  ----------------------------------------------

     MICHAEL W. RESCHKE*
------------------------------  Chairman of the Board, Truste
      Michael W. Reschke

     /s/ RICHARD S. CURTO
------------------------------  President and Chief Executive Officer
       Richard S. Curto           (principal executive officer), Trustee

      WILLIAM M. KARNES*
------------------------------  Executive Vice President and Chief Financial
      William M. Karnes           Officer (principal financial officer)

       ROY P. RENDINO*          Senior Vice President--Finance and Chief
------------------------------    Accounting Officer (principal accounting
        Roy P. Rendino            officer)

             NAME                                   TITLE
------------------------------  ----------------------------------------------


     JACQUE M. DUCHARME*
------------------------------  Trustee
      Jacque M. Ducharme

      STEPHEN J. NARDI*
------------------------------  Trustee
       Stephen J. Nardi

   CHRISTOPHER J. NASSETTA*
------------------------------  Trustee
   Christopher J. Nassetta

      THOMAS J. SAYLAK*
------------------------------  Trustee
       Thomas J. Saylak

      JAMES R. THOMPSON*
------------------------------  Trustee
      James R. Thompson

*By:    /s/ RICHARD S. CURTO
      -------------------------
          Richard S. Curto
          ATTORNEY-IN-FACT